Execution Copy




                                  $100,000,000
                      9 5/8% Senior Secured Notes due 2007

                         ______________________________
                                   INDENTURE
                           Dated as of August 7, 1997
                         ______________________________
                                    Between
                    Keystone Consolidated Industries, Inc.,
                                   as Issuer,
                                      and
                             The Bank of New York,

                                   as Trustee
                             CROSS REFERENCE TABLE

                                                     Indentur
                                                        e
Trust Indenture Act Section
                                                     Section

   310(a)(1).......................................    7.10
    (a)(2).........................................    7.10
    (a)(3).........................................    N.A.
    (a)(4).........................................    N.A.
    (a)(5) ........................................    7.10
    (b)............................................    7.3;
                                                       7.8;
                                                       7.10
    (c)............................................    N.A.
   311(a) .........................................    7.11
    (b)............................................    7.11
    (c)............................................    N.A.
   312(a) .........................................     2.5
    (b)............................................    12.3
    (c)............................................    12.3
   313(a) .........................................     7.6
    (b)(1).........................................    N.A.
    (b)(2).........................................     7.6
    (c)............................................    7.6;
                                                       12.2
   314 (a) ........................................    4.3;
                                                       4.4;
                                                       12.2
    (b)............................................    10.2
    (c)(1).........................................    12.4
    (c)(2).........................................    12.4
    (c)(3).........................................    12.4
    (d)............................................    10.3
    (e)............................................    12.5
    (f)............................................    N.A.
   315(a) .........................................   7.1(b)
    (b)............................................    7.5;
                                                       12.2
    (c)............................................    7.1
    (d)............................................    7.1
    (e)............................................    6.12
   316(a)(last sentence) ..........................     2.9
    (a)(1)(A)......................................     6.5
    (a)(1)(B)......................................     6.4
    (a)(2).........................................    N.A.
    (b)............................................     6.7
    (c)............................................    N.A.
   317(a)(1) ......................................     6.8
    (a)(2).........................................    6.10
    (b)............................................     2.4
   318(a) .........................................    12.1
   318(b) .........................................    N.A.
   318(c) .........................................    12.1
   N.A. means not applicable.


                              TABLE OF CONTENTS**


                                                                            Page

ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE...........1
      Section 1.1.  Definitions. ...............................1
      Section 1.2.  Other Definitions. ........................33
      Section 1.3.  Incorporation by Reference of Trust
                    Indenture Act. ............................33
      Section 1.4.  Rules of Construction. ....................34
      Section 1.5.  Acts of Holders. ..........................34
ARTICLE II.  THE NOTES.........................................35
      Section 2.1.  Form and Dating. ..........................35
      Section 2.2.  Execution and Authentication. .............38
      Section 2.3.  Registrar and Paying Agent; Depositary. ...39
      Section 2.4.  Paying Agents To Hold Money in Trust. .....39
      Section 2.5.  Holder Lists. .............................40
      Section 2.6.  Transfer and Exchange. ....................40
      Section 2.7.  Replacement Notes. ........................54
      Section 2.8.  Outstanding Notes. ........................55
      Section 2.9.  Treasury Notes. ...........................55
      Section 2.10.  Temporary Notes. .........................55
      Section 2.11.  Cancellation. ............................56
      Section 2.12.  Defaulted Interest. ......................56
      Section 2.13.  Persons Deemed Owners. ...................56
      Section 2.14.  CUSIP Numbers. ...........................57
      Section 2.15.  Designation. .............................57



** This Table on Contents shall not, for any purpose, be deemed a part of the Indenture.
ARTICLE III. REDEMPTION AND REPURCHASE.........................57
      Section 3.1.  Notices to Trustee. .......................57
      Section 3.2.  Selection of Notes. .......................58
      Section 3.3.  Notice of Optional Redemption. ............59
      Section 3.4.  Effect of Notice of Redemption. ...........60
      Section 3.5.  Deposit of Redemption Price or Purchase
                    Price. ....................................60
      Section 3.6.  Notes Redeemed or Repurchased in Part. ....61
      Section 3.7.  Optional Redemption. ......................61
      Section 3.8.  Repurchase upon Change of Control Offer. ..62
      Section 3.9.  Repurchase upon Application of Available
                    Amount. ...................................64
ARTICLE IV.  COVENANTS.........................................67
      Section 4.1.  Payment of Principal and Interest. ........67
      Section 4.2.  Maintenance of Office or Agency. ..........67
      Section 4.3.  Reports. ..................................68
      Section 4.4.  Compliance Certificate. ...................69
      Section 4.5.  Taxes. ....................................70
      Section 4.6.  Stay, Extension and Usury Laws. ...........70
      Section 4.7.  Restricted Payments. ......................70
      Section 4.8.  Dividend and Other Payment Restrictions
                    Affecting Subsidiaries. ...................74
      Section 4.9.  Incurrence of Indebtedness and Issuance of
                    Preferred Stock. ..........................75
      Section 4.10. Transactions with Affiliates. .............76
      Section 4.11. Liens. ....................................77
      Section 4.12. Continued Existence. ......................77
      Section 4.13. Insurance Matters. ........................77
      Section 4.14. Offer To Repurchase upon Change of Control.78
      Section 4.15. Payments for Consent. .....................78
      Section 4.16. Asset Sales. ..............................79
      Section 4.17. Limitation on Sale/leaseback Transactions. 81
      Section 4.18. Future Guarantees. ........................82
      Section 4.19. Issuance and Sale of Capital Stock of
                    Subsidiaries ..............................82
      Section 4.20. Impairment of Security Interest. ..........83
      Section 4.21. Amendment to Security Documents. ..........83
      Section 4.22. Inspection and Confidentiality. ...........83
ARTICLE V. SUCCESSORS..........................................84
      Section 5.1.  Merger, Consolidation, or Sale of Assets. .84
      Section 5.2.  Successor Corporation Substituted. ........85
ARTICLE VI. DEFAULTS AND REMEDIES..............................85
      Section 6.1.  Events of Default. ........................85
      Section 6.2.  Acceleration. .............................87
      Section 6.3.  Other Remedies. ...........................88
      Section 6.4.  Waiver of Past Defaults; Recission of
                    Acceleration ..............................88
      Section 6.5.  Control by Majority. ......................89
      Section 6.6.  Limitation on Suits. ......................90
      Section 6.7.  Rights of Holders of Notes To Receive
                    Payment. ..................................90
      Section 6.8.  Collection Suit by Trustee. ...............91
      Section 6.9.  Event of Default To Avoid Premium. ........91
      Section 6.10.  Trustee May File Proofs of Claim. ........91
      Section 6.11.  Priorities. ..............................92
      Section 6.12.  Undertaking for Costs. ...................93
ARTICLE VII. TRUSTEE...........................................93
      Section 7.1.  Duties of Trustee. ........................93
      Section 7.2.  Rights of Trustee. ........................95
      Section 7.3.  Individual Rights Of Trustee. .............96
      Section 7.4.  Trustee's Disclaimer. .....................96
      Section 7.5.  Notice of Defaults. .......................96
      Section 7.6.  Reports by Trustee to Holders of the Notes.96
      Section 7.7.  Compensation, Reimbursement and Indemnity. 97
      Section 7.8.  Replacement of Trustee. ...................99
      Section 7.9.  Successor Trustee by Merger, Etc. ........100
      Section 7.10.  Eligibility; Disqualification. ..........100
      Section 7.11.  Preferential Collection of Claims
                     Against Company. ........................100
ARTICLE VIII. LEGAL DEFEASANCE AND COVENANT DEFEASANCE........101
      Section 8.1.  Option To Effect Legal Defeasance or Covenant
                    Defeasance. ..............................101
      Section 8.2.  Legal Defeasance and Discharge. ..........101
      Section 8.3.  Covenant Defeasance. .....................102
      Section 8.4.  Conditions to Legal or Covenant Defeasance.102
      Section 8.5.  Deposited Money and U.S. Government
                    Securities To Be Held in Trust; Other
                    Miscellaneous Provisions. ................104
      Section 8.6.  Repayment to the Company. ................105
      Section 8.7.  Reinstatement. ...........................106
ARTICLE IX. AMENDMENT, SUPPLEMENT AND WAIVER..................106
      Section 9.1.  Without Consent of Holders of Notes. .....106
      Section 9.2.  With Consent of Holders of Notes. ........107
      Section 9.3.  Compliance with Trust Indenture Act. .....109
      Section 9.4.  Revocation and Effect of Consents. .......109
      Section 9.5.  Notation on or Exchange of Notes. ........109
      Section 9.6.  Trustee To Sign Amendments, Etc. .........110
ARTICLE X. SECURITY DOCUMENTS.................................110
      Section 10.1.  Collateral and Security Documents. ......110
      Section 10.2.  Recording; Priority; Opinions, Etc. .....111
      Section 10.3.  Release of Collateral. ..................113
      Section 10.4.  Disposition of Collateral Without Release.115
      Section 10.5.  Eminent Domain and Other Government
                     Takings. ................................116
      Section 10.6.  Trust Indenture Act Requirements. .......119
      Section 10.7.  Suits to Protect Collateral. ............119
      Section 10.8.  Purchaser Protected. ....................120
      Section 10.9.  Powers Exercisable by Receiver or Trustee.120
      Section 10.10.  Determinations Relating to Collateral. .120
      Section 10.11.  Form and Sufficiency of Release. .......121
      Section 10.12.  Possession and Use of Collateral. ......121
      Section 10.13.  Disposition of Obligations Received. ...121
      Section 10.14.  Release upon Termination of the Company's
                 Obligations. ................................122
ARTICLE XI. APPLICATION OF TRUST MONEYS.......................122
      Section 11.1.  "Trust Moneys" Defined. .................122
      Section 11.2.  Withdrawals of Insurance Proceeds and
                     Condemnation Awards. ....................124
      Section 11.3.  Withdrawal of Trust Moneys on Basis of
                     Retirement of Notes. ....................128
      Section 11.4.  Withdrawal of Trust Moneys for
                     Reinvestment. ...........................130
      Section 11.5.  Powers Exercisable Notwithstanding
                     Default or Event of Default. ............132
      Section 11.6.  Powers Exercisable by Trustee or Receiver.133
      Section 11.7.  Investment of Trust Moneys. .............133
ARTICLE XII. MISCELLANEOUS....................................134
      Section 12.1.  Trust Indenture Act Controls. ...........134
      Section 12.2.  Notices. ................................134
      Section 12.3.  Communication by Holders of Notes with
                     Other Holders of Notes. .................135
      Section 12.4.  Certificate and Opinion as to Conditions
                     Precedent. ..............................136
      Section 12.5.  Statements Required in Certificate or
                     Opinion. ................................136
      Section 12.6.  Rules by Trustee and Agents. ............137
      Section 12.7.  No Personal Liability of Directors,
                     Officers, Employees and Stockholders. ...137
      Section 12.8.  Governing Law; Submission to Jurisdiction;
                     Waiver of Jury Trial. ...................137
      Section 12.9.  No Adverse Interpretation of Other
                     Agreements. .............................138
      Section 12.10.  Successors. ............................138
      Section 12.11. Severability. ...........................138
      Section 12.12.  Counterpart Originals. .................138
      Section 12.13.  Table of Contents, Headings, Etc. ......138
      Section 12.14.  Qualification of Indenture. ............138
      Section 12.15.  Additional Rights of Holders of Registrable
                      Notes. .................................139


EXHIBITS


Exhibit A-1..........................Form of  Senior Secured Note
Exhibit A-2............Form of Regulation S Temporary Global Note
Exhibit A-3.......................Form of New Senior Secured Note
Exhibit B-1Form of Certificate For Registration of Transfer From
          Restricted Global Note to Regulation S Global Note
Exhibit B-2Form of Certificate For Registration of Transfer From
          Regulation S Global Note to Restricted Global Note
Exhibit B-3Form of Certificate For Exchange or Registration of Transfer
          of Certificated Notes
Exhibit B-4Form of Certificate For Exchange of Restricted Global Note or
          Regulation S Permanent Global Note to Certificated Note
Exhibit B-5Form of Certificate For Registration of Transfer From
          Accredited Restricted Note to QIB Restricted Note
Exhibit B-6Form of Certificate For Registration of Transfer From QIB
          Restricted Note to Accredited Restricted Note
                                   INDENTURE
INDENTURE, dated as of August 7, 1997, between Keystone Consolidated Industries, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").
Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's 9 5/8% Senior Secured Notes due 2007:
                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.1.  DEFINITIONS.
          "Accredited Investor" means an accredited investor as defined in
     Rule 501 under Regulation D of the Securities Act.
          "Accredited Restricted Note" means a Note initially bearing the
     CUSIP number 493422 AB 5 through which Accredited Investors hold a beneficial interest in the Restricted Global Note, or any replacement
     Note issued therefor.
          "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other
     Person merges with or into or consolidates with or becomes a
     Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that (a) beneficial ownership of 10% or more of the voting securities of a Person shall be presumed to be control, which presumption may be rebutted by evidence to the contrary and (b) each Permitted Holder shall be deemed to be an Affiliate of the Company and its
     Subsidiaries.
          "Agent" means any Registrar, Paying Agent or co-registrar.
          "Agent Member" means a member of, or a participant in, the
     Depositary.
          "Amended Credit Facility" means the Amended and Restated
     Revolving Loan and Security Agreement, dated as of December 29, 1995, by and between Congress Financial Corporation (Central) and the
     Company, as amended by the First Amendment thereto, dated as of
     September 27, 1996 and the Second Amendment thereto, to be dated as of the Issue Date, including any related collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (provided that such amendment, modification, renewal, refunding, replacement or refinancing (a) does not result in an increase in the $55 million (less any borrowings outstanding under the Amended DeSoto Credit Facility) in maximum borrowings available under the Amended Credit Facility as in effect on the Issue Date and (b) contains no encumbrance or restrictions any more restrictive than any encumbrance or restriction contained in the Amended Credit Facility as in effect on the Issue Date).
          "Amended DeSoto Credit Facility" means the Revolving Loan and
     Security Agreement, dated as of September 27, 1996, by and between
     Congress Financial Corporation (Central) and DeSoto (f/k/a DSO
     Acquisition Corporation), as amended by the First Amendment thereto, to be dated the Issue Date, including any related collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (provided that such amendment, modification, renewal, refunding, replacement or refinancing (a) does not result in an increase in the $10 million
     (less any borrowings in excess of $45 million outstanding under the
     Amended Credit Facility) in maximum borrowings available under the
     Amended DeSoto Credit Facility as in effect on the Issue Date and (b) contains no encumbrance or restrictions any more restrictive than any encumbrance or restriction contained in the Amended DeSoto Credit
     Facility as in effect on the Issue Date).
          "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that are applicable to such transfer or exchange.
          "Appraiser" means a Person who in the course of its business appraises property and who is a member in good standing of the
     American Institute of Real Estate Appraisers, recognized and licensed to do business in the jurisdiction where the applicable Real Property is located.
          "Asset Sale" means (A) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a Sale/leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 3.8, 4.14 and/or 5.1 hereof, and not by Section 3.9 or 4.16 hereof), or (B) the issue or sale by the
     Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (A) or (B), whether in a single transaction or a series of related transactions
     (a) that have a Fair Market Value in excess of $500,000 or (b) for net proceeds in excess of $500,000. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Subsidiary to the Company or to a Wholly Owned Subsidiary, (ii) an
     issuance of Equity Interests by a Subsidiary to the Company or to a
     Wholly Owned Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.7 hereof, (iv) a disposition of inventory in the ordinary course of business, and (v) a disposition of obsolete or worn out property that is no longer useful in the conduct of business of the
     Company and its Subsidiaries, in the ordinary course of business, in each case, will not be deemed to be Asset Sales.
          "Asset Sale Release Notice" has the meaning provided in Section
     10.3.
          "Attributable Debt" in respect of a Sale/leaseback means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with
     GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/leaseback
     (including any period for which such lease has been extended).
          "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors.
          "Board" means the Board of Directors of the Company or any duly authorized committee of the Board of Directors.
          "Book-Entry Note" means a Note represented by a Global Note and registered in the name of the nominee of the Depositary.
          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.
          "Capital Expenditures" shall mean payments for any assets, or improvements, replacements, substitutions or additions thereto, that have a useful life of more than one year and which, in accordance with
     GAAP consistently applied, are required to be capitalized (as opposed to expensed in the period in which the payment occurred).
          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.
          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or any other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such association or entity, (iii) in the case of a partnership, partnership interests
     (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing
     Person.
          "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) demand and time deposits, certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the
     Amended Credit Facility or the Amended DeSoto Credit Facility or with any domestic commercial bank having capital and surplus in excess of
     $500.0 million and a Thompson Bank Watch Rating of "B" or better,
     (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and
     (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above and (iv) commercial paper rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Rating Group and in each case maturing within six months after the date of acquisition.
          "Cedel" shall mean Cedel Bank, societe anonyme.
          "Certificated Notes" means Notes that are in the form of the
     Notes attached hereto as Exhibit A-1, but do not include the information called for by footnotes 1 and 3 thereof.
          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in
     Sections 13(d) and 14(d) of the Exchange Act), other than one or more of the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; or (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets
     (determined on a consolidated basis) to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than (A) any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and/or (2) cash, securities and other property in an amount which could be paid by the Company as a
     Restricted Payment under the Indenture and (ii) the "beneficial owners" of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction or (B) any such transaction as a result of which any Person or group beneficially owns in the aggregate a greater percentage than the Permitted Holders of the Voting Stock of the surviving or transferee corporation immediately after such transaction; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election by the
     Board of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office (other than by action of the Permitted Holders pursuant to the Company's by-laws as in effect on the Issue Date, or otherwise); provided that, to the extent that one or more regulatory approvals are required for one or more of the events or circumstances described above to become effective under applicable law, such events or circumstances shall be deemed to have occurred at the time such approvals have been obtained and become effective under applicable law.
          "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to, or purported to be subject to, the Lien of this
     Indenture or the Security Documents.
          "Collateral Account" has the meaning provided in Section 11.1. "Collateral Agent" shall mean The Bank of New York, in its capacity as collateral agent under the Security Documents, and any successor thereto in such capacity.
          "Collateral Proceeds" has the meaning provided in Section 4.16. "Commission" means the United States Securities and Exchange
     Commission.
          "Common Stock" means, with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.
          "Company" means Keystone Consolidated Industries, Inc., a
     Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.
          "Consolidated Cash Flow" means, without duplication, with respect to any Person for any period, the Consolidated Net Income of such
     Person for such period plus, to the extent deducted in computing Consolidated Net Income: (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, plus (ii) Consolidated Interest Expense of such Person and its Subsidiaries for such period, plus (iii) depreciation, depletion, amortization
     (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP.  Notwithstanding the foregoing, the provision of taxes on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated
     Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be paid as a dividend to the Company by such
     Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to, the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.
          "Consolidated Cash Flow Ratio" of any Person means for any twelve-month period the ratio of Consolidated Cash Flow of such Person for such period to the sum of (a) Consolidated Interest Expense of such Person for such period, plus (b) the annual interest expense (including the amortization of debt discount) with respect to any Indebtedness proposed to be incurred by such Person or its
     Subsidiaries, minus (c) Consolidated Interest Expense of such Person to the extent included in clause (a) with respect to any Indebtedness that will no longer be outstanding as a result of the incurrence of the Indebtedness proposed to be incurred, plus (d) the interest expense (including the amortization of debt discount) with respect to any other Indebtedness incurred by such Person or its Subsidiaries since the end of such period to the extent not included in clause (a)
     minus (e) Consolidated Interest Expense of such Person to the extent included in clause (a) with respect to any Indebtedness that no longer is outstanding as a result of the incurrence of Indebtedness referred to in clause (d); provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any proposed Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided, further that, in the event such Person or any of its Subsidiaries has made Asset Sales or acquisitions of assets not in the ordinary course of business (including acquisitions of other
     Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Sales or acquisitions had taken place on the first day of such period.
          "Consolidated Interest Expense" for any Person and its
     Subsidiaries for any period means the consolidated interest expense calculated on a consolidated basis and determined in accordance with
     GAAP, whether paid or accrued and whether or not capitalized
     (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers'
     acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding fees and expenses related to letters of credit).
          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the net income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication: (i) all items classified as extraordinary, unusual or nonrecurring gains (or losses); (ii) any net loss or net income of any other Person (other than a Subsidiary of such Person), except to the extent of the amount of dividends or other distributions actually paid to such Person or its Subsidiaries by such other Person during such period; (iii) the net income of any Person acquired by such Person or a Subsidiary thereof in a pooling-of-interests transaction for any period prior to the date of such acquisition; (iv) gains (but not losses) in respect of Asset Sales by such Person or its Subsidiaries; (v) the net income (but not net loss) of any Subsidiary of such Person to the extent that the declaration or payment of dividends or distributions to such Person is restricted by the terms of its constituent documents or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Subsidiary to such Person or another Subsidiary of such Person;
     (vi) with regard to a Subsidiary of such Person (other than a Wholly
     Owned Subsidiary of such Person), any aggregate net income (or loss)
     in excess of such Person's pro rata share of such Subsidiary's net income (or loss); and (vii) the cumulative effect of any change in accounting principles.
          "Consolidated Net Worth" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person and its consolidated Subsidiaries, as determined in accordance with GAAP, less, to the extent included therein, all amounts, if any, attributable to Disqualified Stock.
          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.
          "Default" means any event, occurrence or condition that, with the passage of time, the giving of notice or both, would constitute an
     Event of Default.
          "Depositary" means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.
          "DeSoto" means DeSoto, Inc., a Delaware corporation and a Wholly
     Owned Subsidiary of the Company.
          "disposition" or "sale" or "transfer" or other words of similar meaning do not include the granting or suffering of a Permitted Lien in order to secure Indebtedness permitted by the Indenture, provided that no steps or actions have been taken by the holder of such
     Permitted Lien to realize upon or dispose of the assets subject thereto.
          "Disqualified Stock" means any Capital Stock that, by its terms
     (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is redeemable, pursuant to a sinking fund obligation or otherwise (excluding any redemption at the option of the issuer of such Capital Stock on a date that is at least 91 days after the date on which the Notes mature), or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.
          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital
     Stock).
          "Euroclear" means Morgan Guaranty Trust Company of New York,
     Brussels Office, as operator of the Euroclear System.
          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          "Exchange Offer" means the offer that shall be made by the
     Company pursuant to the Registration Rights Agreement to exchange New Senior Secured Notes for Senior Secured Notes.
          "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries in existence on the Issue Date.
          "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value of any asset of the Company and its Subsidiaries shall be determined by (i) an executive officer of the Company, acting in good faith, with respect to any Asset Sale which involves $1 million or less, and shall be evidenced by an officer's certificate of said officer delivered to the Trustee or (ii) the
     Board of Directors of the Company, acting in good faith, with respect to any Asset Sale which involves in excess of $1 million, and shall be evidenced by a Board resolution thereof delivered to the Trustee;
     provided that with respect to any Asset Sale which involves in excess of $10 million the Fair Market Value of any such asset or assets shall be determined by an Independent Financial Advisor.
          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and
     statements and pronouncements of the Financial Accounting Standards
     Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time, provided, however, that for purposes of determining the Consolidated Net Income of the Company, "GAAP" shall mean such generally accepted accounting principles as are in effect on the date on which the Notes are originally issued.
          "Global Notes" means, individually and collectively, the
     Regulation S Temporary Global Note, the Regulation S Permanent Global
     Note and the Restricted Global Note.
          "Guarantee" means, as applied to any Indebtedness of another
     Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of all or any part of such Indebtedness,
     (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the
     Indebtedness of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Indebtedness of another Person.
          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.
          "Holder" means a Person in whose name a Note is registered.
          "Incur" or "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the unconsolidated balance sheet of such Person
     (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing), provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.
          "Indebtedness" means, with respect to any Person, without
     duplication, whether recourse is to all or a portion of the assets of such Person and whether or not contingent,
               (i) any liability of such Person (a) for borrowed
          money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase
          facility; (b) evidenced by a bond, note, debenture or
          similar instrument; (c) for the balance deferred and unpaid of the purchase price for any property or service or any
          obligation upon which interest charges are customarily paid
          (except for accrued expenses or trade payables arising in
          the ordinary course of business); (d) for the payment of
          money relating to a lease that is required to be classified as a Capital Lease Obligation in accordance with GAAP; (e)
          for the maximum fixed repurchase price of any Disqualified
          Stock of such Person plus accrued and unpaid dividends
          thereon; (f) secured by a lien, including pursuant to the
          PBGC Documents;
               (ii) any obligation of others secured by a Lien on any
          asset of such Person, whether or not any obligation secured thereby has been assumed, by such Person;
               (iii) any obligations of such Person under any Hedging Obligation; and
               (iv) any Guarantee of such Person or any obligation of
          such Person which in economic effect is a guarantee with
          respect to any Indebtedness of another Person.
     For purposes of this definition, "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified
     Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair
     Market Value of such Disqualified Stock.
          "Indenture" means this Indenture, as amended or supplemented from time to time.
          "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the
     Company and its Affiliates.
          "Insurance Letters of Credit" means letters of credit issued for the account of the Company or any Wholly Owned Subsidiary of the
     Company for purposes of (i) securing certain deductible amounts payable by the Company or a Wholly Owned Subsidiary of the Company
     under cargo, automobile or general liability insurance policies or
     (ii) complying with workers' compensation requirements under applicable law.
          "Intecreditor Agreement" means the Intercreditor Agreement, dated as of August 7, 1997, by and between the Collateral Agent and Congress Financial Corporation (Central), as agent under the Amended Credit
     Facility and the Amended DeSoto Credit Facility.
          "Interest Payment Date" means the stated maturity of an
     installment of interest on the Notes.
          "Investment" by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution (by means of any transfer of cash or other Property) to another Person or any other payments for Property or services for the account or use of another Person, including without limitation the following:
               (i)  the purchase or acquisition of any Capital Stock
          or other evidence of beneficial ownership in another Person;
               (ii)  the purchase, acquisition or Guarantee of the
          Indebtedness of another Person or the issuance of a "keep
          well" with respect thereto; and
               (iii)  the purchase or acquisition of the business or
          assets of another Person;
          but shall exclude:
               (a)  accounts receivable and other extensions of trade
          credit on commercially reasonable terms in accordance with normal trade practices;
               (b)  the acquisition of property and assets from
          equipment suppliers and other vendors in the ordinary course of business, provided that such property and assets do not represent all or substantially all of the production
          capacity of the supplier or other vendor; and
               (c)  the acquisition of assets, Capital Stock or other
          securities by the Company for consideration consisting
          solely of the Capital Stock of the Company other than
          Disqualified Stock.
     If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of.
          "Issue Date" means the date on which the Notes are first
     authenticated and delivered under this Indenture.
          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).
          "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.
          "Master Trust" means the Keystone Master Retirement Trust.
          "Mortgages" means, collectively, the mortgages dated as of the date hereof between the Company and the Collateral Agent, and the mortgage dated as of the date hereof between DeSoto and the Collateral Agent, each as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
          "Mortgaged Property" has the meaning assigned to such term in the Mortgages.
          "Net Award" shall have the meaning assigned to such term in the Mortgages and shall include any amounts received in respect of personal property pursuant to the Security Documents or otherwise.
          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale
     (including, without limitation, any cash received in connection with the sale or other disposition of any non-cash consideration received in any such Asset Sale), net of (i) the direct costs relating to such
     Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iii) any reserves established in accordance with GAAP for adjustment in respect of the sale price of such asset or assets or for any liabilities associated with such Asset Sale; provided that any reversal of any such reserve shall be added back in the determination of Net Proceeds.
          "Net Casualty Proceeds" shall have the meaning assigned to such term in the Mortgages and shall include any amounts received in respect of personal property pursuant to the Security Agreements or otherwise.
          "Non-Collateral Proceeds" has the meaning provided in Section 4.16. "New Senior Secured Notes" means notes issued by the Company hereunder containing terms identical to the Senior Secured Notes
     (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Senior Secured Notes or, if no such interest has been paid, from the date of original issuance, (ii) the legend or legends relating to transferability and other related matters set forth on the Senior Secured Notes, including the text referred to in footnote 2 of Exhibit A-1 hereto, shall be removed or appropriately altered, and (iii) as otherwise set forth herein), to be offered to Holders of Senior Secured Notes in exchange for Senior
     Secured Notes pursuant to the Exchange Offer, substantially in the form of Exhibit A-3 attached hereto.
          "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
          "Notes" means the Senior Secured Notes and the New Senior Secured Notes, if any, that are issued under this Indenture, as amended or supplemented from time to time.
          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          "Officer" means, (a) with respect to any Person that is a
     corporation, the Chairman of the Board, the Chief Executive Officer,
     the President, the Chief Operating Officer, the Chief Financial
     Officer, the Treasurer, the Controller, the Secretary or any Vice-President or Assistant Secretary of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause
     (a).
          "Officers' Certificate" means a certificate signed on behalf of any Person by two Officers of such Person, one of whom must be the
     Chief Executive Officer, the Chief Financial Officer, the Treasurer or
     the principal accounting officer of such Person, that meets the requirements of Sections 12.4 and 12.5 hereof.
          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 12.4 and 12.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
          "PBGC" means the Pension Benefit Guaranty Corporation.
          "PBGC Documents" means, collectively, (a) the Agreement, dated as of August 19, 1996, between the Company, the Master Trust and the
     PBGC, acting on behalf of itself and various pension plans of the
     Company; (b) the Amended and Restated Security Agreement, dated as of January 8, 1987, between the Company and the Master Trust, as amended on October 28, 1988, and August 19, 1996; and (c) the Amended and
     Restated Subordination Agreement, dated as of June 30, 1987, between the Company and the Master Trust, as amended on August 19, 1996.
          "Permitted Holders" means (i) Harold C. Simmons, (ii) the
     trustees of the Harold C. Simmons Family Trust No. 1 dated January 1,
     1964, the Harold C. Simmons Family Trust No. 2 dated January 1, 1964 and any trust or trusts, established after the Issue Date for the benefit of Harold C. Simmons and/or his spouse or his descendants whether natural or adopted (such trusts collectively, the "Trusts" and such individuals collectively, the "Beneficiaries"), (iii) each of the Trusts, (iv) each of the Beneficiaries, (v) any Person controlled, directly or indirectly, by one or more of the Persons described in clauses (i) through (iv) above, (vi) any employee benefit plan or pension fund of the Company or any Subsidiary, (vii) any Person holding Voting Stock for or pursuant to the terms of any such plan or fund, and (viii) any group made up of Persons described in clauses (i) through (vii) above.
          "Permitted Indebtedness" means the Indebtedness set forth in the following clauses (each of which shall be given independent effect):
          (i) any Permitted Secured Debt of the Company under the Amended Credit Facility in an aggregate principal amount at any time outstanding (being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) not to exceed an amount equal to $25 million under the Amended Credit Facility; provided that at no time shall the sum of the aggregate principal amount outstanding under the Amended Credit Facility pursuant to this clause (i) and the amount outstanding under clause (ii) below exceed $25 million in the aggregate;
          (ii) any Permitted Secured Debt of DeSoto under the Amended DeSoto Credit Facility in an aggregate principal amount at any time outstanding (being deemed to have a principal amount equal to the maximum potential liability of DeSoto thereunder) not to exceed an amount equal to $10 million under the Amended DeSoto Credit Facility; provided that at no time shall the sum of the aggregate principal amount outstanding under the Amended DeSoto Credit Facility pursuant to this clause (ii) and the amount outstanding under clause (i) above exceed $25 million in the aggregate;
          (iii) the Permitted Secured Debt of the Company represented by the PBGC Documents;
          (iv) the Notes;
          (v) the Existing Indebtedness of the Company and its Subsidiaries (except to the extent such Indebtedness is proposed to be repaid by application of the proceeds of the Notes);
          (vi) the incurrence by the Company or any of its Wholly Owned Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; provided, however, that (A) any subsequent issuance, transfer or other disposition of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary and (B) any sale, transfer or other disposition of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute a new incurrence of such Indebtedness;
          (vii) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Debt to the extent in exchange for, or to the extent the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;
          (viii) the incurrence of Indebtedness or the issuance of Disqualified Stock or preferred stock by any Person prior to the time
          (A) such Person became a Subsidiary of the Company, (B) such Person merges into or consolidates with a Subsidiary of the Company or (C) another Subsidiary of the Company merges into or consolidates with such Person (in a transaction in which such Person becomes a Subsidiary of the Company), provided, however, that immediately following the transaction which caused such Person to become a Subsidiary, the Company could incur $1.00 of additional Indebtedness pursuant to the first sentence under Section 4.9;
          (ix) the incurrence by the Company or any of its Subsidiaries of additional Indebtedness represented by Capital Lease Obligations, mortgage financings, Purchase Money Obligations, in each case, incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $5 million at any time outstanding, provided, however, that in the case of Purchase Money Obligations, such Indebtedness shall not constitute more than 100% of the cost to the Company or such Subsidiary of the property purchased or leased with the proceeds thereof;
          (x) the incurrence in the ordinary course of business by the Company of Indebtedness representing reimbursement obligations under commercial letters of credit;
          (xi) the incurrence by the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;
          (xii) the incurrence by the Company of Indebtedness in respect of bid, performance or advance payment bonds, and appeal and surety bonds; and
          (xiii) the incurrence of Indebtedness by the Company (other than that referred to in clauses (i) through (xii) above) notwithstanding the limitations in the preceding clauses (i) through (xii) not to exceed $5 million outstanding at any give time.
          For purposes of this definition, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Permitted Indebtedness permitted by the clauses (i) through (xiii) of this definition, the Company in its sole discretion will classify such item of Permitted Indebtedness and will only be required to include the amount of such Indebtedness once in determining compliance with amount limits set forth in this definition; (ii) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the amount of liability in respect thereof determined in accordance with GAAP; and (iii) the amount of Indebtedness represented by a Guarantee of a primary obligation of another Person shall be deemed to be the lower of (x) an amount equal to the maximum amount of the primary obligation (including without limitation all principal, premiums, if any, interest, fees and all other amounts in respect thereof) in respect of which such Guarantee is made and (y) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the applicable Guarantee, which, in any case in which such Guarantee consists solely of the granting of a Lien on any asset of such guaranteeing Person, shall be limited to the Fair Market Value of such asset.
          "Permitted Investments" means:
               (a) any Investment in the Company or in a Subsidiary;
               (b) any Investment in Cash Equivalents;
               (c) any Investment by the Company or any Subsidiary in
          a Person, if as a result of such Investment (i) such Person becomes a Subsidiary or (ii) such Person is merged,
          consolidated or amalgamated with or into, or transfers or
          conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary;
               (d) any Investment made as a result of the receipt of
          non-cash consideration from an Asset Sale that was made
          pursuant to and in compliance with Section 4.16 hereof;
               (e) any obligations or shares of Capital Stock received
          in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or
          shares of Capital Stock;
               (f) any Investment received involuntarily; and
               (g) any Investment existing on the date of this
          Indenture.
          "Permitted Liens" means:
               (i) Liens on assets of the Company or its Subsidiaries
          to secure the Amended Credit Facility, the Amended DeSoto
          Credit Facility, the PBGC Documents, the Notes and other
          Permitted Secured Debt that was permitted by the terms of
          the Indenture and the Security Documents to be incurred;
               (ii) Liens existing on the date of the Indenture;
               (iii) Liens to secure any Permitted Refinancing Debt,
          in whole or in part, of any Indebtedness secured by Liens
          referred to in the foregoing clause (i) or (ii);
               (iv) Liens in favor of the Company or any of its
          Subsidiaries;
               (v) Liens on property of a Person existing at the time
          such Person is merged into or consolidated with the Company or any Subsidiary; provided that such Liens were in
          existence prior to such merger or consolidation and were not incurred in contemplation thereof and do not extend to any assets other than those of the Person merged into or
          consolidated with the Company or any Subsidiary of the
          Company;
               (vi) Liens on property existing at the time of
          acquisition thereof by the Company or any Subsidiary,
          provided that such Liens were in existence prior to such
          acquisition and were not incurred in contemplation thereof and do not extend to any assets other than those so acquired by the Company or any Subsidiary;
               (vii) Liens to secure the performance of statutory
          obligations, surety or appeal bonds, performance bonds or
          other obligations of a like nature incurred in the ordinary course of business (or to secure reimbursement obligations in respect of letters of credit issued in connection with
          any of the foregoing obligations);
               (viii) Liens to secure Indebtedness (including Purchase
          Money Obligations and Capital Lease Obligations) permitted to be incurred by clause (ix) of the definition of Permitted Indebtedness covering only the assets acquired with such
          Indebtedness;
               (ix) Liens for taxes, assessments or governmental
          charges or claims that are not yet delinquent or that are
          being contested in good faith by appropriate proceedings
          promptly instituted and diligently pursued, provided that
          any reserve or other appropriate provision as shall be
          required in conformity with GAAP shall have been made
          therefor;
               (x) covenants, easements, rights-of-way, restrictions, encroachments or other similar encumbrances not materially impairing the marketability of the property encumbered
          thereby and not interfering in any material respect with the use of such property or with the ordinary conduct of the
          business of the Company or any Subsidiary;
               (xi) Liens with respect to judgments which have been
          stayed or for which a bond having a value equal to the
          judgment amount has been posted, but only for so long as
          such judgment has been stayed or such bond remains posted
          and outstanding;
               (xii) Liens incurred in the ordinary course of business
          of the Company or any Subsidiary with respect to obligations that do not exceed $1.0 million at any one time outstanding and that (a) are not incurred in connection with the
          borrowing of money or the obtaining of advances or credit
          (other than trade credit in the ordinary course of business)
          and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such
          Subsidiary; and
               (xiii) Liens on assets or property (including any real
          property upon which such assets or property are or will be located) securing Indebtedness incurred to purchase or
          construct such assets or property, which Indebtedness is
          permitted to be incurred under the Indenture.
          "Permitted Refinancing Debt" means any Indebtedness of the
     Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or such
     Subsidiaries, provided that:
               (i) the principal amount (or accreted value, if
          applicable), of such Permitted Refinancing Debt does not
          exceed the principal amount (or accreted value, if
          applicable), of the Indebtedness so extended, refinanced,
          renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);
               (ii) such Permitted Refinancing Debt has a final
          maturity no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness
          being extended, refinanced, renewed, replaced, defeased or refunded;
               (iii) if the Indebtedness being extended, refinanced,
          renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing
          Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the
          Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the
          Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
               (iv) such Indebtedness may not be incurred by any
          Subsidiary if the Company is the original obligor on the
          Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
          "Permitted Secured Debt" means any Indebtedness of the Company or any Subsidiary (plus interest, premium, fees and other obligations associated therewith), and any refinancing, refunding, replacement, renewal or extension thereof, (a) under the Amended Credit Facility,
     (b) under the Amended DeSoto Credit Facility, (c) under the PBGC
     Documents, (d) under the Notes, (e) constituting Purchase Money Obligations, (f) constituting Capital Lease Obligations, or (g)
     secured by Permitted Liens.
          "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, entity, unincorporated organization or government or any agency or political subdivision thereof.
          "PORTAL Market" means the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.
          "Preferred Stock" means, with respect to any Person, all Capital
     Stock of such Person of any class or classes (however designated, whether voting or non-voting) that ranks prior, as to distribution in profit or liquidation, to shares of Common Stock of such Person.
          "Prior Liens" has the meaning assigned to such term in the
     Mortgages.
          "Public Equity Offering" means any underwritten public offering of Capital Stock of the Company or a Successor Entity pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor or similar form) under the Securities Act.
          "Purchase Date" means each date on which the Company is obligated to repurchase Notes pursuant to the terms of this Indenture.
          "Purchase Money Obligations" means, with respect to any specified Person, Indebtedness of such Person incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of equipment or property, but only if such equipment or property is or should be included in "addition to property, plant or equipment" in accordance with generally accepted accounting principles and only if such equipment or property is not being purchased as part of an acquisition of any business.
          "Purchase Price" means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest and Liquidated Damages (if any) thereon to the Purchase Date, unless otherwise specifically provided.
          "QIB" means a qualified institutional buyer as defined in Rule
     144A under the Securities Act.
          "QIB Restricted Note" means a Note initially bearing CUSIP number 493422 AA 7 through which QIBs hold a beneficial interest in the
     Restricted Global Note, or any replacement Note issued therefor.
          "Qualified Capital Stock" in any Person means a class of Capital
     Stock other than Disqualified Capital Stock.
          "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.
          "Related Business Investment" means any Investment, Capital Expenditure or other expenditure by the Company or any Subsidiary of the Company which is related to the business of the Company and its Subsidiaries as it is conducted on the Issue Date.
          "Redemption Date" means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to Section 3.7 of this Indenture.
          "Redemption Price" means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest and Liquidated Damages (if any) thereon to the Redemption
     Date, unless otherwise specifically provided.
          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, among the Company, Wasserstein Perella Securities, Inc. and PaineWebber Incorporated, as such agreement may be amended, modified or supplemented from time to time.
          "Registrable Notes" shall have the meaning set forth in the Registration Rights Agreement.
          "Regulation S" means Regulation S as promulgated under the
     Securities Act, as such Regulation is in effect on the date hereof and, to the extent applicable to the Notes, as such Regulation is amended or supplemented from time to time.
          "Regulation S Global Note" means a Regulation S Temporary Global
     Note or Regulation S Permanent Global Note, as appropriate.
          "Regulation S Permanent Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing a series of
     Notes sold in reliance on Regulation S.
          "Regulation S Temporary Global Note" means a single temporary global note the face of which is in the form of the Note attached hereto as Exhibit A-2 and the back of which is in the form of the back of a permanent global note in the form of the Note attached as Exhibit
     A-1, that is deposited with and registered in the name of the
     Depositary, representing a series of Notes sold in reliance on
     Regulation S.
          "Released Interests" has the meaning provided in Section 10.3. "Released Trust Moneys" has the meaning provided in Section 11.4. "Responsible Officer" means, when used with respect to the
     Trustee, any officer of the Trustee assigned by the Trustee to administer this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          "Restricted Global Note" means an Accredited Restricted Note or a
     QIB Restricted Note, which is a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary.
          "Restricted Investment" means an Investment other than a
     Permitted Investment.
          "Restricted Period" means the 40-day restricted period as defined in Regulation S.
          "Rule 144A" means Rule 144A promulgated under the Securities Act as such Rule is in effect on the date hereof, and, to the extent applicable to the Notes, as such Regulation is amended or supplemented from time to time.
          "Sale/leaseback" means any lease, whether an operating lease or a capital lease, whereby the Company or any of its Subsidiaries, directly or indirectly, becomes or remains liable as lessee or an guarantor or other surety, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) that the
     Company or its Subsidiaries, as the case may be, has sold or transferred or is to sell or transfer to any other Person (other than the Company), or (ii) that the Company or any of its Subsidiaries, as the case may be, intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by the Company or any such Subsidiaries to any Person (other than the
     Company) in connection with such lease.
          "Securities Act" means the Securities Act of 1933, as amended. "Security Agreements" means, collectively, the security agreement dated as of the date hereof between the Company and the Collateral
     Agent, and the security agreement dated as of the date hereof between DeSoto and the Collateral Agent, each as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
          "Security Documents" means, collectively, the Security
     Agreements, the Mortgages, the documentation relating to the
     Collateral Account, the Intercreditor Agreement and all other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may be amended, amended and restated, supplemented or otherwise modified from time to time.
          "Senior Secured Notes" means the Company's 9 5/8% Senior Secured
     Notes due 2007 issued pursuant to this Indenture, but excludes the New Senior Secured Notes.
          "Series A Preferred Stock" means the Company's Series A Senior Preferred Stock, no par value, designated pursuant to a Certificate of Designation filed with the Secretary of State of the State of Delaware on September 23, 1996, as in effect on the Issue Date, subject to mandatory redemption on July 1, 2000, or earlier, upon the occurrence of a change of control (as defined in the Certificate of Designation)
     or the occurrence of certain other events.
          "Subsidiary" means with respect to any Person, (i) any
     corporation, association or other business entity of which more than
     50% of the total voting power of shares of Capital Stock entitled
     (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or in a combination thereof) and (ii) any partnership or limited liability company (a) the sole general partner or member or the managing general partner or member of which is such Person or a Subsidiary of such Person or (b)
     the only general partners or members of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).
          "Survey" means a survey of any parcel of real property (and all
     improvements thereon):   (i) prepared by a surveyor or engineer
     licensed to perform surveys in the state where such property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof (unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such property, in which event such survey shall be dated
     (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery),
     (iii) certified by the surveyor (in a manner reasonably acceptable to the title company providing title insurance) and (iv) complying in all respects with the minimum detail requirements of the American Land
     Title Association, or local equivalent, as such requirements are in effect on the date of preparation of such survey, or that is otherwise reasonably acceptable to the Trustee (giving consideration to the applicable transaction).
          "Taking" shall have the meaning assigned to such term in the
     Mortgage.
          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this
     Indenture, and thereafter means the successor serving hereunder.
          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided that in the event the Trust Indenture Act of
     1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
          "Trust Moneys" has the meaning provided in Section 11.1.
          "U.S. Government Securities" shall mean securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a
     Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S.
     Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of interest on or principal of the
     U.S. Government Securities evidenced by such depository receipt.
          "U.S. Persons" means any U.S. Person as defined in Regulation S. "Voting Stock" means, with respect to any Person, the Capital
     Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.
          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i)
     the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.
          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) is at the time owned by (i) such Person or (ii) such Person and one or more
     Wholly Owned Subsidiaries of such Person.
     SECTION 1.2.  OTHER DEFINITIONS.
                                          Defined in
            Term                          Section

     "Accredited Investors".................2.1
     "Act"..................................1.5
     "Affiliate Transaction"................4.10
     "Asset Sale Offer".....................4.16
     "Asset Sale Offer Period"....................     3.9
     "Available Amount".....................4.16
     "Change of Control Offer"..............4.14
     "Change of Control Offer Period"........     3.8
     "Covenant Defeasance"..................8.3
     "Event of Default".....................6.1
     "Legal Defeasance".....................8.2
     "Offer Amount".........................3.9
     "Paying Agent".........................2.3
     "Payment Default"......................6.1
     "Private Placement Legend".............2.6
     "Registrar"............................2.3
     "Restricted Payments"..................4.7
     "Surviving Entity".....................5.1
     "Valuation Date"......................10.3

     SECTION 1.3.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
The following TIA terms used in this Indenture have the following meanings:
          "indenture securities" means the Notes;
          "indenture security holder" means a Holder;
          "indenture to be qualified" means this Indenture;
          "indenture trustee" or "institutional trustee" means the Trustee; "obligor" on the Notes means the Company and any successor obligor upon the Notes.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.
     SECTION 1.4. RULES OF CONSTRUCTION.
Unless the context otherwise requires:
          (a)  a term has the meaning assigned to it;
          (b)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          (c)  "or" is not exclusive;
          (d) words in the singular include the plural, and in the plural include the singular;
          (e)  provisions apply to successive events and transactions;
          (f)  "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article,
     Section or other subdivision; and
          (g)  references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.
     SECTION 1.5.  ACTS OF HOLDERS.
(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or a limited liability company, on behalf of such corporation, partnership or limited liability company, such certificate or affidavit shall also constitute sufficient proof of his or her authority.
(c) The ownership of Notes shall be proved by the register maintained by the Registrar.
(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
                                  ARTICLE II.
                                   THE NOTES
     SECTION 2.1.  FORM AND DATING.
The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1, A-2 and A-3 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibits A-1, A-2 and A-3 hereto. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
(a) Global Notes. Notes offered and sold to QIBs in reliance on Rule 144A and accredited institutional investors as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("Accredited Investors") who are not QIBs, otherwise than in reliance on Regulation S, shall be evidenced by one or more Restricted Global Notes, deposited with the Trustee, as custodian for the Depositary and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a Regulation S Temporary Global Note, deposited with the Trustee, as custodian for the Depositary and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.6 hereof.
The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by the Agent Members through Euroclear or Cedel.
Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.
(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to the Global Notes deposited with or on behalf of the Depositary.
The Company shall execute and the Trustee shall, in accordance with Section 2.2, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.
Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.
(c) Certificated Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1 and 3 thereto).
     SECTION 2.2.  EXECUTION AND AUTHENTICATION.
Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The seal of the Company shall be reproduced on the Notes and may be in facsimile form.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee, upon a written order of the Company signed by two Officers of the Company shall authenticate Senior Secured Notes for original issue up to the aggregate principal amount stated in paragraph 3 of the Notes. The Trustee, upon written order of the Company signed by two Officers of the Company shall authenticate New Senior Secured Notes for original issue up to the aggregate principal amount stated in paragraph 3 of the Notes; provided that such New Senior Secured Notes shall be issuable only upon the valid surrender for cancellation of Senior Secured Notes of a like aggregate principal amount in accordance with the Exchange Offer. Such written order of the Company shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.
     SECTION 2.3.  REGISTRAR AND PAYING AGENT; DEPOSITARY.
The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. At the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.
The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.
     SECTION 2.4.  PAYING AGENTS TO HOLD MONEY IN TRUST.
The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, Redemption Price and Purchase Price of, and interest and Liquidated Damages, if any, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
     SECTION 2.5.  HOLDER LISTS.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA s. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA s. 312(a).
     SECTION 2.6.  TRANSFER AND EXCHANGE.
          (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection
(g) of this Section 2.6. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:
          (i)  Restricted Global Note to Regulation S Global Note.  If, at
     any time, an owner of a beneficial interest in a Restricted Global
     Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its interest in such Restricted
     Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.6(a)(i).
     Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the
     Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and, if applicable, the Euroclear or Cedel account to be credited with such increase, and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Restricted Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Note by the principal amount at maturity of the beneficial interest in the Restricted Global Note to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global
     Note equal to the reduction in the aggregate principal amount at maturity of the Restricted Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Restricted Global Note that is being exchanged or transferred.
          (ii) Regulation S Global Note to Restricted Global Note.  If, at
     any time, an owner of a beneficial interest in a Regulation S Global
     Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such Regulation
     S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Restricted Global
     Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Note as provided in this Section 2.6(a)(ii). Upon receipt by the Trustee of (1) instructions from
     Euroclear or Cedel, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Restricted Global Note equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and
     (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a Restricted Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of
     Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act and any applicable blue sky or securities laws of any state of the United States or (C)
     if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form and substance reasonably acceptable to the Company, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Regulation S Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Restricted Global Note by the principal amount at maturity of the beneficial interest in the Regulation S Global Note to be exchanged, and the Trustee, as Registrar, shall instruct the
     Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Restricted Global Note equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being transferred.
          (iii)     Accredited Restricted Note to QIB Restricted Note.  If,
     at any time, an owner of a beneficial interest in an Accredited
     Restricted Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such Accredited Restricted Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a QIB Restricted
     Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a QIB Restricted Note as provided in this Section
     2.6(a)(iii). Upon receipt by the Trustee of (1) instructions from the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the QIB Restricted Note equal to the beneficial interest in the Accredited Restricted Note to be transferred, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-5 attached hereto given by the owner of such beneficial interest stating that the Person transferring such interest in an Accredited Restricted
     Note reasonably believes that the Person acquiring such interest in a
     QIB Restricted Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United
     States, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Accredited Restricted Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable QIB Restricted Note by the principal amount at maturity of the beneficial interest in the Accredited Restricted Note to be exchanged, and the Trustee, as Registrar, shall instruct the
     Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable QIB Restricted Note equal to the reduction in the aggregate principal amount at maturity of such
     Accredited Restricted Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Accredited Restricted Note that is being transferred.
          (iv) QIB Restricted Note to Accredited Restricted Note.  If, at
     any time, an owner of a beneficial interest in a QIB Restricted Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such QIB Restricted Note to a Person who is required or permitted to take delivery thereof in the form of an interest in an Accredited Restricted Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in Accredited Restricted Note as provided in this Section 2.6(a)(iv).
     Upon receipt by the Trustee of (1) instructions from the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Accredited Restricted Note equal to the beneficial interest in the QIB Restricted Note to be transferred, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and
     (3) a certificate in the form of Exhibit B-6 attached hereto given by the owner of such beneficial interest stating, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form and substance reasonably acceptable to the Company, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable QIB Restricted Note and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Accredited Restricted Note by the principal amount at maturity of the beneficial interest in the QIB Restricted Note to be exchanged, and the Trustee, as Registrar, shall instruct the
     Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Accredited Restricted Note equal to the reduction in the aggregate principal amount at maturity of such
     QIB Restricted Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the QIB Restricted Note that is being transferred.
(b) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented by a Holder to the Registrar with a request:
          (x)  to register the transfer of the Certificated Notes; or
          (y)  to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Notes presented or surrendered for register of transfer or exchange:
          (i)  shall be duly endorsed or accompanied by a written
     instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and
          (ii) in the case of a Certificated Note that contains the Private Placement Legend, such request shall be accompanied by the following additional information and documents, as applicable:
               (A)  if such Note is being delivered to the Registrar
          by a Holder for registration in the name of such Holder,
          without transfer, or such Note is being transferred to the
          Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);
               (B)  if such Note is being transferred to a QIB in
          accordance with Rule 144A under the Securities Act or
          pursuant to an exemption from registration in accordance
          with Rule 144 under the Securities Act or pursuant to an
          effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or
               (C)  if such Note is being transferred in reliance on
          any other exemption from the registration requirements of
          the Securities Act, a certification to that effect from such
          Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee
          reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.
(c) Exchange of a Beneficial Interest in a Restricted Global Note or Regulation S Permanent Global Note for a Certificated Note.
          (i)  Any Person having a beneficial interest in a Restricted
     Global Note or a Regulation S Permanent Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Certificated Note.  Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Note or Regulation S
     Permanent Global Note, and a certification (which may be submitted by facsimile) to the effect that such beneficial interest is being transferred to the same Person designated by the Depositary as having the beneficial interest in the portion of the Restricted Global Note being exchanged (in substantially the form of Exhibit B-4 hereto); in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Restricted Global Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the Person requesting such exchange a Certificated Note in the appropriate principal amount.
          (ii) Certificated Notes issued in exchange for a beneficial interest in a Restricted Global Note or Regulation S Permanent Global
     Note, as applicable, pursuant to this Section 2.6(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.  Following any such issuance of
     Certificated Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.
(d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in this
Section 2.6(d)), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(e) Transfer and Exchange of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be transferred or exchanged for a beneficial interest in a Global Note.
(f)  Authentication of Certificated Notes in Absence of Depositary.  If at any
time:
          (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the
     Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice;
     or
          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with
     Section 2.2 hereof, authenticate and deliver, Certificated Notes registered in such names and principal amounts as specified by the Depositary in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.
(g)  Legends.
          (i)  Except as permitted by the following paragraphs (ii), (iii), and (iv), each Note certificate evidencing Global Notes (and all Notes issued in exchange therefor or substitution thereof) shall (x) be subject to the restrictions on transfer set forth in this Section 2.6 (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the
     Company, and the Holder of each Registrable Note, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer and (y)  bear the legend set forth below (the "Private
     Placement Legend"):
     "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY
     STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN
     THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
     EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY
     BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT IN CONNECTION WITH THE SALE HEREOF, AND SUCH PURCHASER REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY
     THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE LATER OF THE DATE WHICH
     IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED
     UNDER RULE 144(k) AS PERMITTING THE RESALE BY NON-AFFILIATES OF
     RESTRICTED SECURITIES WITHOUT RESTRICTIONS) AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY
     AFFILIATE OF THE COMPANY WAS THE OWNER OF SUCH RESTRICTED SECURITIES
     (OR ANY PREDECESSOR) EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR
     RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
     144A), (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS
     REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE
     RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D) AND (E) IS
     SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEE
     FOR SUCH SECURITIES TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE.
     A HOLDER OF THIS NOTE SHALL HAVE ALL THE RIGHTS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT."
          (ii) Upon any sale or transfer of a Note that contains the
     Private Placement Legend (including any beneficial interests in a Note represented by a Global Note) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:
               (a)  in the case of any Certificated Note, the
          Registrar shall permit the Holder thereof to exchange such
          Note for a Certificated Note that does not bear the Private
          Placement Legend upon receipt of a certification from the
          transferring Holder substantially in the form of Exhibit B-3 hereto; and
               (b)  in the case of any beneficial interest in a Note
          represented by a Global Note, such Note shall continue to be subject to the provisions of Section 2.6(a) and (c) hereof;
          provided, however, that with respect to any request for an exchange of a beneficial interest in a Note that is
          represented by a Global Note for a Certificated Note that
          does not bear the Private Placement Legend, which request is made in reliance upon Rule 144A or Rule 144 or pursuant to an effective registration statement, the Holder thereof
          shall certify in writing to the Registrar that such request is being made pursuant to Rule 144A or Rule 144 or pursuant to an effective registration statement (such certifications to be substantially in the form of Exhibit B-2 hereto).
          (iii) Upon any sale or transfer of a Note that contains the Private Placement Legend (including any beneficial interests in a Note represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A, Rule 144 or an effective registration statement under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the
     Registrar in form and substance reasonably acceptable to the Company
     (which Opinion of Counsel shall also state that the transfer restrictions contained in the Private Placement Legend are no longer applicable):
               (a)  in the case of any Certificated Note, the
          Registrar shall permit the Holder thereof to exchange such
          Registrable Note for a Certificated Note that does not bear the legend set forth in (i) above; and
               (b)  in the case of any beneficial interest in a Note
          represented by a Global Note, such Note shall continue to be subject to the provisions of Section 2.6(a) and (c) hereof but may be exchanged for a Certificated Note that does not bear the Private Placement Legend.
          (iv) Notwithstanding the foregoing, upon consummation of the
     Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate
     New Senior Secured Notes in exchange for Senior Secured Notes accepted for exchange in the Exchange Offer, which New Senior Secured Notes shall not bear the legend set forth in (i) above, in each case unless the Company has notified the Registrar in writing that the Holder of such Senior Secured Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Senior Secured Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.
          (v)  Each Global Note, whether or not a Registrable Note, shall also bear the following legend on the face thereof:
     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE
     HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY
     OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS
     NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER
     THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER
     THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A
     NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED
     EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
     OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO
     THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE
     & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
     REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
     SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
     DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
     BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
     HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          (vi) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Note Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on the PORTAL
     Market or tradable on Euroclear or Cedel or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
(h) Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.
(i)  General Provisions Relating to Transfers and Exchanges.
          (i)  To permit registrations of transfers and exchanges, the
     Company shall execute and the Trustee shall authenticate Certificated
     Notes and Global Notes at the Registrar's request.
          (ii) No service charge shall be made to a Holder for any
     registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6, 4.14, 4.16 and 9.5 hereof).
          (iii)     The Registrar shall not be required to register the
     transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global
     Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.
          (v)  The Company shall not be required:
               (a)  to issue, to register the transfer of or to
          exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes
          for redemption under Section 3.2 hereof and ending at the
          close of business on the day of selection; or
               (b)  to register the transfer of or to exchange any
          Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part;
          or
               (c)  to register the transfer of or to exchange a Note
          between a record date and the next succeeding Interest
          Payment Date.
          (vi) Prior to due presentment of the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of all payments with respect to such
     Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.
          (vii)     The Trustee shall authenticate Certificated Notes and
     Global Notes in accordance with the provisions of Section 2.2 hereof.
     SECTION 2.7.  REPLACEMENT NOTES.
If any mutilated Note is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 hereof, shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trustee and the Company may charge the Holder for their expenses in replacing a Note.
Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
     SECTION 2.8.  OUTSTANDING NOTES.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.7 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value.
If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
     SECTION 2.9.  TREASURY NOTES.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver of consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. The Company agrees to notify the Trustee of the existence of any such treasury Notes or Notes owned by an Affiliate thereof.
     SECTION 2.10.  TEMPORARY NOTES.
Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 hereof, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes, but may have such variations as the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
     SECTION 2.11.  CANCELLATION.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return all canceled Notes to the Company. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.
     SECTION 2.12.  DEFAULTED INTEREST.
If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
     SECTION 2.13.  PERSONS DEEMED OWNERS.
Prior to due presentment of a Note for registration of transfer and subject to
Section 2.12 hereof, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.
     SECTION 2.14.  CUSIP NUMBERS.
The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.
     SECTION 2.15.  DESIGNATION.
The Indebtedness evidenced by the Notes is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority (i) for all purposes of the provisions defining subordination contained in agreements that provide that the Indebtedness of the Company issued pursuant to such agreements is subordinate to Indebtedness designated as senior indebtedness and (ii) for the purposes of any future Indebtedness of the Company which the Company expressly makes subordinate to any senior indebtedness or such other term denoting seniority. In connection with the issuance of any such future subordinated Indebtedness, the Company shall take all necessary steps to effectuate the foregoing.
                                  ARTICLE III.
                           REDEMPTION AND REPURCHASE
     SECTION 3.1.  NOTICES TO TRUSTEE.
If the Company elects to redeem Notes pursuant to the provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before the Redemption Date, an Officers' Certificate of the Company setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.
If the Company is required to offer to repurchase Notes pursuant to the provisions of Section 4.14 or 4.16 hereof, it shall notify the Trustee in writing, at least 30 days but not more than 60 days before the Purchase Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Purchase Date, the principal amount of Notes required to be repurchased and the Purchase Price and shall furnish to the Trustee an Officers' Certificate of the Company to the effect that (a) the Company is required to make or has made a Change of Control Offer or an Asset Sale Offer, as the case may be, and (b) the conditions set forth in Section 4.14 or 4.16 hereof, as the case may be, have been satisfied.
If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.
     SECTION 3.2.  SELECTION OF NOTES.
If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed by lot, pro rata or by such other method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.
If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 4.16 hereof, the Trustee shall select the Notes or portions thereof to be repurchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be repurchased).
The Trustee shall promptly notify the Company in writing of the Notes or portions thereof selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased. Notes and portions thereof selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.
     SECTION 3.3.  NOTICE OF OPTIONAL REDEMPTION.
In the event Notes are to be redeemed pursuant to Section 3.7 hereof, at least 30 days but not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption to each Holder whose Notes are to be redeemed in whole or in part at its registered address, with a copy to the Trustee.
The notice shall identify the Notes or portions thereof to be redeemed, including CUSIP numbers, and shall state:
          (a)  the Redemption Date;
          (b)  the Redemption Price;
          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the
     Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;
          (d)  the name and address of the Paying Agent;
          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, Liquidated Damages, if any, and accrued interest thereon to the Redemption Date;
          (f) that, unless the Company defaults in making the redemption payment, interest and any Liquidated Damages on Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, any Liquidated Damages and accrued interest thereon to the Redemption Date upon surrender to the Paying
     Agent of the Notes redeemed;
          (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and
          (h)  the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed.
If the Redemption Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, in each case to the Redemption Date shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages shall be payable to Holders pursuant to the redemption.
At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall deliver to the Trustee, at least 40 days prior to the Redemption Date, an Officers' Certificate of the Company requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
     SECTION 3.4.  EFFECT OF NOTICE OF REDEMPTION.
Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus Liquidated Damages, if any, and accrued interest to the Redemption Date; provided, however, that installments of interest which are due and payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.
     SECTION 3.5.  DEPOSIT OF REDEMPTION PRICE OR PURCHASE PRICE.
On or before each Redemption Date or Purchase Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date, including without limitation any accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date or the Purchase Date. Upon written request by the Company, the Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.
Unless the Company defaults in making such payment, interest and any Liquidated Damages on the Notes to be redeemed or repurchased will cease to accrue on the applicable Redemption Date or Purchase Date, whether or not such Notes are presented for payment. If any Note called for redemption or required to be accepted for repurchase shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid Redemption Price or Purchase Price, from the applicable Redemption Date or Purchase Date until such amount is paid, and on any interest and Liquidated Damages not paid on such amount, in each case at the rate provided in the Notes and in Section 4.1 hereof.
     SECTION 3.6.  NOTES REDEEMED OR REPURCHASED IN PART.
Upon surrender of a Note that is redeemed or repurchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to portion of the Note surrendered that is not to be redeemed or repurchased.
     SECTION 3.7.  OPTIONAL REDEMPTION.
     (a) The Notes will not be redeemable at the Company's option prior to August 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable Redemption Date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:
               Redemption                  Redemption
                  Date                        Price
          2002                               104.813%
          2003                               103.208%
          2004                               101.604%
          2005 and thereafter                100.000%
     Notwithstanding the foregoing, prior to August 1, 2000, the Company may in its discretion redeem up to an aggregate of $25 million in principal amount of the Notes at a Redemption Price of 109.625% of the principal amount thereof, in each case plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date, with the net proceeds of one or more Public Equity Offerings of Qualified Capital Stock of the Company; provided, that at least $75 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering of Qualified Capital Stock of the Company.
     (b) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.
     SECTION 3.8.  REPURCHASE UPON CHANGE OF CONTROL OFFER.
In the event that, pursuant to Section 4.14 hereof, the Company shall be required to commence a Change of Control Offer, it shall follow the procedures specified below.
The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in the next paragraph until a date determined by the Company which is at least 30 but no more 60 days after the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). On the Purchase Date, which shall be no later than the last day of the Change of Control Offer Period, the Company shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
Immediately following any Change of Control, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:
          (a) the transaction or transactions that constitute the Change of Control, providing information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this Section 3.8 and Section 4.14 hereof and that, to the extent lawful, all Notes tendered will be accepted for payment;
          (b)  the Purchase Price, the last day of the Change of Control
     Offer Period, and the Purchase Date;
          (c) that any Note not properly tendered will continue to accrue interest and Liquidated Damages, if any;
          (d) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, on the Purchase Date;
          (e) that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to tender the Notes, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying
     Agent at the address specified in the notice not later than the third Business Day preceding the Purchase Date;
          (f) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the Business Day immediately preceding the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and
          (g) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.
On the Purchase Date, the Company, shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate of the Company stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate of the Company shall authenticate and mail or deliver (or cause to be transferred by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered, if any, to the Holder thereof; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.
If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages shall be payable to Holders pursuant to the Change of Control Offer.
     SECTION 3.9.  REPURCHASE UPON APPLICATION OF AVAILABLE AMOUNT.
In the event that, pursuant to Section 4.16 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.
The Asset Sale Offer shall remain open for a period from the date of the mailing of the notice of the Asset Sale Offer described in the next paragraph until a date determined by the Company which is at least 30 but no more 60 days after the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). On the Purchase Date, which shall be no later than the last day of the Asset Sale Offer Period, the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.16 hereof (the "Offer Amount") or, if less than the Offer Amount has been properly tendered, all Notes properly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
Within 30 days following the accumulation of an Available Amount sufficient to obligate the Company to commence an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
          (a)  that the Asset Sale Offer is being made pursuant to this
     Section 3.9 and Section 4.16 hereof;
          (b) the Offer Amount, the Purchase Price, the last day of the Asset Sale Offer Period, and the Purchase Date;
          (c) that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest and Liquidated Damages, if any;
          (d) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, on the Purchase
     Date;
          (e) that Holders electing to have any Notes repurchased pursuant to any Asset Sale Offer shall be required to tender the Notes, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;
          (f) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the Business Day immediately preceding the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part;
          (g) that, if the aggregate principal amount of Notes tendered for repurchase by Holders exceeds the Offer Amount, the Trustee shall select the Notes or portions thereof to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and
          (h) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.
On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis in accordance with this Indenture to the extent necessary, the Offer Amount of Notes or portions thereof properly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate of the Company stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate of the Company shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date. Upon completion of an Asset Sale Offer, the Available Amount shall be reset at zero. If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages shall be payable to Holders to the Asset Sale Offer.
                                  ARTICLE IV.

                                   COVENANTS
     SECTION 4.1.  PAYMENT OF PRINCIPAL AND INTEREST.
The Company shall pay or cause to be paid the principal, Redemption Price and Purchase Price of, and interest on the Notes on the dates, in the amounts and in the manner provided herein and in the Notes. Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the aggregate amount then due. The Company shall pay all Liquidated Damages, if any, on the dates, in the amounts and in the manner set forth in the Registration Rights Agreement.
The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, Redemption Price and Purchase Price at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.
     SECTION 4.2.  MAINTENANCE OF OFFICE OR AGENCY.
The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company or its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3. The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.
     SECTION 4.3.  REPORTS.
Whether or not required by the rules and regulations of the Commission, so long as any of the Notes are outstanding, the Company shall furnish to the Holders of the Notes, within 15 days after they are or would have been required to file such with the Commission, (i) all quarterly and annual financial information that would be required to be contained in filings with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual consolidated financial statements and schedules only, a report thereon by the certified independent accountants of the Company, and (ii) all information that would be required to be contained in filings with the Commission on Form 8-K if the Company were required to file such form. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Upon qualification of this Indenture under the TIA, the Company shall at all times comply with TIA s. 314(a). In addition, the Company shall for so long as any Notes remain outstanding, to furnish to the Holders, and to securities analysts and prospective investors upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     SECTION 4.4.  COMPLIANCE CERTIFICATE.
(a) The Company shall deliver to the Trustee, within 60 days after the end of each fiscal quarter, and within 90 days after the end of each fiscal year, an Officers' Certificate of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal period has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture in all material respects, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in the Indenture in all material respects and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing each such Default or Event of Default and its status with particularity) of which he or she may have knowledge, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event. The Officers' Certificate shall also include all calculations necessary to show covenant compliance. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.
(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the independent public accountants (who shall be a firm of established national reputation) of the Company that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
(c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith (and in any event within five days) upon any of its Officers becoming aware of any Default or Event of Default an Officers' Certificate of the Company specifying such Default or Event of Default.
     SECTION 4.5.  TAXES.
The Company shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
     SECTION 4.6.  STAY, EXTENSION AND USURY LAWS.
The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law had not been enacted.
     SECTION 4.7.  RESTRICTED PAYMENTS.
The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution in respect of the Equity Interests in the Company or any of its Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Equity Interests in the Company or any of its Subsidiaries in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company); (iii) make any principal payment on, or purchase, redeem, defease (including in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinated to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through
(iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:
          (a)  immediately before and after giving effect to such
     transaction, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
          (b)  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted
     Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Cash Flow Ratio test set forth in the first paragraph of Section 4.9 hereof; and
          (c)  such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) and (3) of the next succeeding paragraph), is less than the sum of:
               (i) $2.5 million, plus
               (ii) 50% of the cumulative Consolidated Net Income of
          the Company for the period (taken as one accounting period)
          from the beginning of the fiscal quarter commencing
          immediately prior to the Issue Date to the end of the
          Company's most recently ended fiscal quarter for which
          internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit),
          plus
               (iii) 100% of the aggregate net cash proceeds received
          by the Company from the issue or sale since the Issue Date and prior to the date of such Restricted Payment of Equity
          Interests of the Company or of debt securities of the
          Company that have been converted into or exchanged for such
          Equity Interests (other than Equity Interests (or
          convertible debt securities) sold to a Subsidiary of the
          Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock),  and from the exercise of options, warrants or other rights to
          purchase such Equity Interests (other than Disqualified
          Stock), less any such proceeds used to redeem Notes in
          accordance with the second paragraph of Section 3.7(a), plus
                (iv) the aggregate amount of all Restricted Payments
          that are returned, repaid or distributed, without
          restriction, to the Company or any Wholly Owned Subsidiary if and to the extent that such amounts are not included in Consolidated Net Income.
The foregoing provisions shall not prohibit:
          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;
          (2)  the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a
     Subsidiary of the Company) of other Equity Interests of the Company
     (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from the calculation of Restricted Payments in clause (c)(iii) of the preceding paragraph and shall not constitute a Restricted Payment;
          (3)  the defeasance, redemption, repurchase or payment of
     principal of Indebtedness that is subordinated to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from the calculation of Restricted
     Payments in clause (c)(iii) of the preceding paragraph and shall not constitute a Restricted Payment;
          (4) the payment of mandatory dividends on, and the mandatory redemption of, the Series A Preferred Stock; and
          (5)  the making of Permitted Investments.
If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Wholly Owned Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) above, in each case to the extent such Investments would otherwise be so counted.
If the Company or a Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with Section 4.16, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of "Restricted Payments," the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) above.
The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate of the Company stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon the Company's latest available financial statements.
     SECTION 4.8.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
SUBSIDIARIES.
The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of such Subsidiary to:
          (i)(a) pay dividends or make any other distributions to the
     Company or any of its Subsidiaries (1) on its Capital Stock or (2)
     with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries,
          (ii) make loans or advances to the Company or any of its
     Subsidiaries, or
          (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries,
except for such encumbrances or restrictions existing under or by reason of:
          (a) Existing Indebtedness as in effect on the date hereof,
          (b) the Amended Credit Facility or the Amended DeSoto Credit
     Facility,
          (c) this Indenture and the Notes,
          (d) applicable law,
          (e) any instrument or agreement governing Acquired Debt of the
     Company or any of its Subsidiaries or Capital Stock of a Person
     acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred or such Capital Stock was issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any
     Person, other than the Person, or the property or assets of the
     Person, so acquired, provided that in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred and provided, further, that the Consolidated Cash Flow of such Person is not taken into account in determining whether such Indebtedness is permitted,
          (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,
          (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or
          (h) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.
     SECTION 4.9. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of Disqualified Stock or Preferred Stock (other than to the Company or a Wholly Owned Subsidiary of the Company); in each case, except for Permitted Indebtedness, provided that no Default or Event of Default exists immediately before and after giving effect to such transaction; provided, however, that the Company (but not any of its Subsidiaries) may incur Indebtedness (including Acquired Debt) and the Company (but not any of its Subsidiaries) may issue shares of Disqualified Stock, if (i) immediately before and after giving effect to such transaction, no Default or Event of Default exists and (ii) the Company's Consolidated Cash Flow Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.
     SECTION 4.10. TRANSACTIONS WITH AFFILIATES.
The Company shall not, and shall not permit any of its Subsidiaries to, conduct any business with or enter into or suffer to exist any transaction or series of transactions, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or render any service to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:
          (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been reasonably obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and
          (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board set forth in an Officers' Certificate of the Company certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company of such
     Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;
provided that (w) the indemnification of officers and directors of the Company or its Subsidiaries in accordance with the charters and by-laws of the Company and its Subsidiaries or pursuant to director indemnification agreements, (x) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (y) transactions between or among the Company and/or its Wholly Owned Subsidiaries and (z) Restricted Payments and Permitted Investments that are permitted by the provisions of Section 4.7 of this Indenture in each case, shall not be deemed Affiliate Transactions.
     SECTION 4.11. LIENS.
The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except Permitted Liens, on or with respect to any property or asset now owned or hereafter acquired, or any interest therein, or any income or profits therefrom or assign or convey any right to receive income therefrom.
     SECTION 4.12. CONTINUED EXISTENCE.
Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company and (ii) the material rights (charter and statutory), licenses and franchises of the Company, except to the extent that the Board determines in good faith that the preservation of such right, license or franchise is no longer necessary or desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.
     SECTION 4.13. INSURANCE MATTERS.
The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.
     SECTION 4.14. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.
Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes (a "Change of Control Offer") at a Purchase Price in cash equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date. The Change of Control Offer shall be made in compliance with all applicable laws, including, without limitation, Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control, and the applicable procedures set forth in Article III hereof, and shall include all instructions and materials necessary to enable Holders to tender their Notes. The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
     SECTION 4.15. PAYMENTS FOR CONSENT.
The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
     SECTION 4.16. ASSET SALES.
(a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in an Asset Sale, unless (i) immediately before and after giving effect to such transaction, no Default or Event of Default exists, (ii) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of,
(iii) if such Asset Sale involves Collateral it shall be in compliance with the provisions of this Indenture and the Security Documents, (iv) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Subsidiary from further liability and (y) any securities received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), shall be deemed to be cash or Cash Equivalents for purposes of this provision, and (v) the Company or such Subsidiary shall apply the Net Proceeds of such Asset Sale within 360 days of receipt thereof, as follows:
     (A) first, to the extent such Net Proceeds are received from an Asset Sale not involving the sale, transfer or disposition of Collateral ("Non-Collateral Proceeds"), to repay any Indebtedness secured by the assets involved in such Asset Sale or otherwise required to be repaid with the proceeds thereof, and
     (B) second, with respect to any Non-Collateral Proceeds remaining after application pursuant to the preceding paragraph (A) and any Net Proceeds received from an Asset Sale to the extent such assets constitute Collateral ("Collateral Proceeds" and, together with such remaining Non-Collateral Proceeds, the "Available Amount"), the Company shall make an offer to purchase (the "Asset Sale Offer") from all Holders of Notes, up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to the Available Amount at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that the Company will not be required to apply pursuant to this paragraph (B) Net Proceeds received from any Asset Sale if, and only to the extent that, such Net Proceeds are applied to a Related Business Investment within 360 days of such Asset Sale and, if the Net Proceeds so invested were Collateral Proceeds, the property and assets constituting such Related Business Investment and any other non-cash consideration received as a result of such Asset Sale are made subject to the Lien of this Indenture and the applicable Security Documents pursuant to the provisions of this Indenture and the applicable Security Documents; provided, further, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this Section 4.16; and provided, further, that the Company may defer the Asset Sale Offer until there is an aggregate unutilized Available Amount equal to or in excess of $10 million resulting from one or more Asset Sales (at which time the entire unutilized Available Amount, and not just the amount in excess of $10 million, shall be applied as required pursuant to this paragraph). To the extent the Asset Sale Offer is not fully subscribed to by Holders of the Notes, the Company or any applicable Subsidiary may obtain a release of the unutilized portion of the Available Amount from the Lien of the Security Documents in accordance with Section 11.3.
All Net Proceeds received from the sale of assets constituting Collateral shall constitute Trust Moneys and shall be delivered by the Company (or the applicable Subsidiary of the Company) to the Trustee and be deposited in the Collateral Account in accordance with this Indenture. Net Proceeds as deposited may be withdrawn from the Collateral Account in accordance with Section 11.3 or 11.4.
          (b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale.
          (c) The Company shall provide the Trustee with prompt notice of the occurrence of an Asset Sale Offer. Such notice shall be accompanied by an Officers' Certificate setting forth (i) a statement to the effect that the Company or a Subsidiary of the Company has made an Asset Sale and (ii) the aggregate principal amount of Notes offered to be purchased and the basis of calculation in determining such aggregate principal amount.
          (d) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a person in a transaction permitted under Article V hereof, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this Section 4.16, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Proceeds for purposes of this Section 4.16.
     SECTION 4.17. LIMITATION ON SALE/LEASEBACK TRANSACTIONS.
The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale/leaseback unless (i) such Sale/leaseback involves only the sale or transfer of assets acquired after the Issue Date and not constituting Collateral, (ii) the Company or such Subsidiary could have incurred indebtedness in an amount equal to the Attributable Debt relating to such Sale/leaseback pursuant to the Consolidated Cash Flow Ratio test set forth in Section 4.9,
(iii) the sale price in such Sale/leaseback is at least equal to the Fair Market Value of the property that is the subject of such Sale/leaseback, and (iv) the transfer of assets in such Sale/leaseback is permitted by, and the Company applies the Net Proceeds of such transaction in compliance with, Section 4.16.
     SECTION 4.18. FUTURE GUARANTEES.
The Company or any of its Wholly Owned Subsidiaries may transfer, in one transaction or a series of related transactions, any Collateral to any Wholly Owned Subsidiary of the Company, if such transferee Wholly Owned Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Wholly Owned Subsidiary shall unconditionally guarantee on a senior secured basis (secured by the Collateral so transferred) all of the Company's obligations under the Notes and this Indenture, (ii) take all necessary action to cause the Lien of the Security Documents on such Collateral in favor of the Trustee to remain in full force and effect at all times, (iii) deliver to the Trustee an opinion of counsel that such supplemental indenture and any other documents required to comply with clause (ii) above have been duly authorized, executed and delivered by such Wholly Owned Subsidiary and the supplemental indenture and each such other document constitutes a legal, valid, binding and enforceable obligation of such Wholly Owned Subsidiary and (iv) take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee to effectuate the foregoing.
     SECTION 4.19. ISSUANCE AND SALE OF CAPITAL STOCK OF SUBSIDIARIES
The Company (a) will not, and will not permit any of its Subsidiaries to, issue, transfer, convey, lease or otherwise dispose of any shares of Capital Stock of a Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Subsidiary, to any Person other than the Company or a Wholly Owned Subsidiary except in a transaction consisting of a sale of all of the Capital Stock of any such Subsidiary and that complies with Section 4.16 to the extent such Section applies or (b) will not permit any Person, other than the Company or a Wholly Owned Subsidiary, to own any Capital Stock of any Subsidiary, other than to the extent such Person owns such Capital Stock on the date on which the Indenture is entered into, and other than directors' qualifying shares and immaterial shares to be owned by a Person in order to qualify such Subsidiary as a corporation under the laws of the jurisdiction in which such Subsidiary is chartered or incorporated.
     SECTION 4.20. IMPAIRMENT OF SECURITY INTEREST.
The Company shall not, and shall not permit any of its Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of affecting or impairing the security interest in favor of the Collateral Agent, on behalf of the Trustee and the Holders, with respect to the Collateral, and the Company shall not grant to any Person (other than the Collateral Agent on behalf of the Trustee and the Holders) any interest whatsoever in the Collateral, except, in either case, as expressly permitted by this Indenture and the Security Documents.
     SECTION 4.21. AMENDMENT TO SECURITY DOCUMENTS.
The Company will not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way which would be adverse to the Holders.
     SECTION 4.22. INSPECTION AND CONFIDENTIALITY.
(a) The Company shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Trustee and the Collateral Agent to visit and inspect the properties of the Company or its Subsidiaries, and any or all books, records and documents in the possession of the Company relating to the Collateral, and to make copies and take extracts therefrom and to visit and inspect the Collateral, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested.
(b) The Trustee and the Collateral Agent and their respective authorized representatives referred to in Section 4.22(a) agree not to use any information obtained pursuant to this Section 4.22 for any unlawful purpose and to keep confidential and not to disclose any such information to any person except that
(i) the recipient of the information may disclose any information that becomes publicly available other than as a result of disclosure by such recipient, (ii) the recipient of the information may disclose any information that its counsel reasonably concludes is necessary to be disclosed by law, pursuant to any court or administrative order or ruling or in any pending legal or administrative proceeding or investigation after prior written notice, reasonable under the circumstances, to the Company, and (iii) the recipient of the information may disclose any information necessary to be disclosed pursuant to any provision of the TIA or pursuant to this Indenture.
                                   ARTICLE V.
                                   SUCCESSORS
     SECTION 5.1.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.
The Company shall not consolidate or merge with or into any other Person (whether or not the Company is the surviving corporation), or permit any other Person to consolidate or merge with or into the Company, nor will the Company sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to another corporation, Person or entity unless:
          (i) the Company shall be the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger
     (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made
     (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof, or the
     District of Columbia;
          (ii) the Surviving Entity, if any, assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company under the Notes and this Indenture;
          (iii) immediately after giving effect to such transaction, no
     Default or Event of Default shall have occurred and be continuing;
          (iv) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company or the Surviving Entity, as the
     case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction;
          (v) immediately after giving effect to such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, the Company or the Surviving Entity, as the case may be, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated
     Cash Flow Ratio test set forth in Section 4.9 hereof; and
          (vi) in the case of a transfer of assets, the Surviving Entity has acquired all or substantially all of the assets of the Company as an entirety.
The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate of the Company to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.
     SECTION 5.2.  SUCCESSOR CORPORATION SUBSTITUTED.
Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the Surviving Entity shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal, Purchase Price or Redemption Price of or interest or Liquidated Damages, if any, on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.
                                  ARTICLE VI.
                             DEFAULTS AND REMEDIES
     SECTION 6.1.  EVENTS OF DEFAULT.
An "Event of Default" occurs if:
          (a) the Company defaults in the payment when due of interest or Liquidated Damages, if any, on the Notes and such default continues for a period of 30 days;
          (b) the Company defaults in the payment when due of principal, Redemption Price or Purchase Price of the Notes, whether at maturity, upon redemption or repurchase or otherwise;
          (c)  the Company fails to comply with any of the provisions of
     Section 3.8, 3.9, 4.7, 4.9, 4.11, 4.14, 4.16, 4.17, or 5.1 hereof;
          (d) the Company fails to comply with any other covenant, representation, warranty or other agreement in this Indenture or the
     Notes and such failure to comply continues for a period of 30 days after notice thereof from the Trustee or the Holders of at least 25%
     in aggregate principal amount of the then outstanding Notes;
          (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries or the payment of which is Guaranteed by the Company or any of such Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default
     (a "Payment Default") or (b) results in the acceleration of any such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a
     Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;
          (f)  a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments are not paid, stayed or discharged (by operation of appeal or otherwise)
     for a period of 60 days, provided that the aggregate of all such judgments exceeds $10 million (excluding judgments to the extent covered by insurance in respect of which coverage has not been disclaimed or denied);
          (g) any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the Trustee the Liens, rights, powers and privileges purported to be created thereby in any material respect; and
          (h)  the Company or any Subsidiary:
               (i)  commences a voluntary case under any Bankruptcy
          Law,
               (ii) consents to the entry of an order for relief
          against it in an involuntary case,
               (iii)     consents to the appointment of a custodian or
          receiver of it or for all or substantially all of its
          property,
               (iv) makes a general assignment for the benefit of its
          creditors, or
               (v)  generally is not paying its debts as they become
          due; or
          (i)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
               (i)  is for relief in an involuntary case against the
          Company or any Subsidiary;
               (ii) appoints a custodian or receiver of the Company or
          any Subsidiary or for all or substantially all of the
          property of any of the foregoing;
               (iii)     orders the liquidation of the Company or any
          Subsidiary;
     and the order or decree remains unstayed and in effect for 60 consecutive days.
     SECTION 6.2.  ACCELERATION.
If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company (and the Trustee, if such notice is given by such Holders) may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes shall become immediately due and payable, unless all Events of Default specified in such acceleration notice (other than any Event of Default in respect of non-payment of principal, Redemption Price, Purchase Price, or interest, if any, which has become due solely by reason of such declaration of acceleration) shall have been cured. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or
(i) of Section 6.1 hereof occurs with respect to the Company or any Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice.
The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, Redemption Price, Purchase Price, interest or Liquidated Damages, if any) if it determines in good faith that withholding notice is in their interest.
     SECTION 6.3.  OTHER REMEDIES.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, Redemption Price, Purchase Price, interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
If an Event of Default occurs under the Indenture and a declaration of acceleration of the Notes occurs as a result thereof, the Trustee, on behalf of the Holders of the Notes, in addition to any rights or remedies available to it hereunder, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
     SECTION 6.4.  WAIVER OF PAST DEFAULTS; RECISSION OF ACCELERATION
Holders of all of the aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder with regard to a continuing Default or Event of Default in the payment of the principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages, if any, on the Notes. Except as provided in the immediately preceding sentence, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder for all Defaults or Events of Default arising from provisions of this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. After a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may annul such declaration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (b) all overdue interest and Liquidated Damages, if any, on all Notes, and (c) to the extent that payment of such interest is lawful, interest upon overdue interest and Liquidated Damages, if any, at the rate borne by the Notes; and (ii) all Events of Default, other than the non-payment of principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived.
     SECTION 6.5.  CONTROL BY MAJORITY.
Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Section 7.1(c)(iii) and (e) hereof. Notwithstanding any provision in this Indenture to the contrary, the Trustee shall not be obligated to take any action with respect to the provisions of Section 6.9 hereof unless directed to do so pursuant to this Section 6.5 by the Holders of at least 10% in principal amount of the then outstanding Notes.
     SECTION 6.6.  LIMITATION ON SUITS.
A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:
          (a)  the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;
          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
          (c)  such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
          (d)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
          (e)  during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
     SECTION 6.7. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or Redemption Price or Purchase Price, interest or Liquidated Damages, if any, on the Note, on or after the respective due dates therefor (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder, except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture and the Security Documents upon the Collateral.
     SECTION 6.8.  COLLECTION SUIT BY TRUSTEE.
If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, Redemption Price, interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal, Redemption Price and Purchase Price and, to the extent lawful, interest and Liquidated Damages, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.
     SECTION 6.9.  EVENT OF DEFAULT TO AVOID PREMIUM.
In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to the first date on which the Notes are subject to redemption at the option of the Company as provided in
Section 3.7 hereof by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such first date, then the premium specified herein for an optional redemption of the Notes on such first date shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.
     SECTION 6.10.  TRUSTEE MAY FILE PROOFS OF CLAIM.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate) and counsel and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     SECTION 6.11.  PRIORITIES.
If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:
          First:  to the Trustee for amounts due under Section 7.7, then to the PBGC and the Master Trust, each acting on behalf of itself and various pension plans of the Company, if at such time they have a prior Lien and any amounts are due to them, in each case, pursuant to the PBGC Documents, and then to the Collateral Agent for amounts due under the Security Documents.
          Second:  to Holders of Notes for amounts due and unpaid on the
     Notes for principal, Purchase Price, Redemption Price and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and Liquidated Damages, if
     any, and interest, respectively; and
          Third: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.11.
     SECTION 6.12.  UNDERTAKING FOR COSTS.
     In any suit for the enforcement of any right or remedy under this
Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
                                  ARTICLE VII.
                                    TRUSTEE
     SECTION 7.1.  DUTIES OF TRUSTEE.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
     (b)  Except during the continuance of an Event of Default:
          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this
     Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and
          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the
     Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
          (i)  this paragraph does not limit the effect of paragraph (b) of this Section;
          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (iii)     the Trustee shall not be liable with respect to any
     action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.
     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5 hereof, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     SECTION 7.2.  RIGHTS OF TRUSTEE.
     (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate of the Company or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate of the Company or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by two Officers of the Company.
     (f) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 hereof (other than under Section 6.1(a) (subject to the following sentence) or Section 6.1(b) hereof) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 12.2 hereof from the Company or any Holder of the Notes. The Trustee shall not be charged with knowledge of the Company's obligation to pay Liquidated Damages, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder. The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.9 hereto unless the Trustee shall have received notice thereof in accordance with Section 12.2 hereof from any Holder of the Notes.
     SECTION 7.3.  INDIVIDUAL RIGHTS OF TRUSTEE.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Company and only if Notes are registered under the Securities Act at such time) to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
     SECTION 7.4.  TRUSTEE'S DISCLAIMER.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
     SECTION 7.5.  NOTICE OF DEFAULTS.
If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment on any Note (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
     SECTION 7.6.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.
Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA s. 313(a) (but if no event described in TIA s. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA s. 313(b). The Trustee shall also transmit by mail all reports as required by TIA s. 313(c).
A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA s. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.
     SECTION 7.7.  COMPENSATION, REIMBURSEMENT AND INDEMNITY.
The Company shall pay to the Trustee from time to time such compensation as the Company may negotiate with the Trustee in accordance with industry standards for its acceptance of this Indenture and the rendering by it of the services required hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.
The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under
Section 9.6 hereof), including the costs and expenses of enforcing this Indenture (including this Section 7.7) or any Security Document against the Company or the applicable Subsidiary (including, without limitation, expenses of any foreclosure sale pursuant to the Mortgages and any advances, fees and expenses, including, without limitation, reasonable fees and expenses of the Trustee's legal counsel, and of any judicial proceedings wherein such foreclosure sale may be made, and all expenses, liabilities and advances reasonably made or incurred by the Trustee under the Mortgages, together with interest on all such advances made by the Trustee at the rate set forth in the Mortgages, and including the payments of any Impositions (as defined in the Mortgages), except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold) and defending itself against or investigating any claim (whether asserted by the Company, any Subsidiary, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.
To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, Redemption Price or Purchase Price of or Liquidated Damages, if any, or interest on, particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     SECTION 7.8.  REPLACEMENT OF TRUSTEE.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.
The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
          (a)  the Trustee fails to comply with Section 7.10 hereof;
          (b)  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
          (c) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversation or liquidation; or
          (d)  the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of the Trustee's succession to each Holder of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.
     SECTION 7.9.  SUCCESSOR TRUSTEE BY MERGER, ETC.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.
     SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of TIA
s. 310(a)(1), (2) and (5).  The Trustee is subject to TIA s. 310(b).
     SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.
The Trustee is subject to TIA s. 311(a), excluding any creditor relationship listed in TIA s. 311(b). A Trustee who has resigned or been removed shall be subject to TIA s. 311(a) to the extent indicated therein.
                                 ARTICLE VIII.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
     SECTION 8.1.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.
The Company may, at the option of its Board evidenced by a resolution set forth in an Officers' Certificate of the Company, at any time, elect to have either
Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
     SECTION 8.2.  LEGAL DEFEASANCE AND DISCHARGE.
Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
          (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal or Redemption Price of, and interest and Liquidated Damages, if any, on such Notes when such payments are due,
          (b) the Company's obligations with respect to such Notes under
     Article II and Section 4.2 hereof,
          (c) the rights, powers, trusts, duties and immunities of the
     Trustee hereunder and the Company's obligations in connection therewith, and
          (d) this Article Eight.
Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3 hereof.
     SECTION 8.3.  COVENANT DEFEASANCE.
Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Sections 3.8, 3.9, 4.5, 4.7 through 4.12 and
4.14 through 4.20 hereof, both inclusive, and Section 5.1(iv) and (v) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c) through 6.1(i) hereof shall not constitute Events of Default.
     SECTION 8.4.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.
The following are the conditions precedent to the application of either Section
8.2 or 8.3 hereof to the outstanding Notes:
     In order to exercise either Legal Defeasance or Covenant Defeasance:
          (a)  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United
     States dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal or Redemption Price of, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated
     date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;
          (b)  in the case of an election under Section 8.2 hereof, the
     Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
     (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this
     Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such
     Opinion of Counsel shall confirm that, the Holders of the outstanding
     Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
          (c)  in the case of an election under Section 8.3 hereof, the
     Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.1(h) or (i) hereof is concerned, at any time in the period ending on the ninety-first day after the date of deposit (which condition shall not be deemed satisfied until such ninety-first day);
          (e)  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its
     Subsidiaries is bound;
          (f)  the Company shall deliver to the Trustee an Opinion of
     Counsel to the effect that after the ninety-first day following the deposit, the trust funds will not be subject to the effect of an avoidance or other order under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;
          (g)  the Company shall deliver to the Trustee an Officers'
     Certificate of the Company stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company, with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
          (h)  the Company shall deliver to the Trustee an Officers'
     Certificate of the Company and an Opinion of Counsel, each stating that the all conditions precedent to the Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.
     SECTION 8.5. DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.
Subject to Section 8.6 hereof, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and Liquidated Damages, if any, or interest on, the Notes, but such money need not be segregated from other funds except to the extent required by law.
The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     SECTION 8.6.  REPAYMENT TO THE COMPANY.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal or Redemption Price of, or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, shall cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     SECTION 8.7.  REINSTATEMENT.
If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment with respect to any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
                                  ARTICLE IX.
                        AMENDMENT, SUPPLEMENT AND WAIVER
     SECTION 9.1.  WITHOUT CONSENT OF HOLDERS OF NOTES.
Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:
          (a)  to cure any ambiguity, defect or inconsistency;
          (b)  to provide for uncertificated Notes in addition to or in place of Certificated Notes;
          (c)  to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article V hereof;
          (d)  to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;
          (e)  to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the
     TIA; or
          (f)  to provide for future guarantees as provided in Section
     4.18.
Upon the request of the Company, accompanied by a resolution of the Board (evidenced by an Officers' Certificate of the Company) authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
     SECTION 9.2.  WITH CONSENT OF HOLDERS OF NOTES.
Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.8, 3.9, 4.14, and 4.16 and Article X and XI hereof, and including the defined terms used therein) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).
Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):
          (a)  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
          (b)  reduce the principal, Redemption Price or Purchase Price of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.8, 3.9, 4.14 and 4.16 hereof);
          (c)  reduce the rate of or change the time for payment of
     interest or Liquidated Damages, if any, on or with respect to any
     Note;
          (d)  waive a Default or Event of Default in the payment of principal, Redemption Price or Purchase Price of, or interest or
     Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
          (e)  make any Note payable in money other than that stated in the
     Notes;
          (f)  make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal, Redemption Price or Purchase Price of, or interest or Liquidated Damages, if any, on the Notes;
          (g)  waive a redemption or repurchase payment with respect to any
     Note (except as provided above with respect to Sections 3.8, 3.9, 4.14 and 4.16 hereof); or
          (h)  make any change in the foregoing amendment and waiver provisions.
In addition to the foregoing, except as expressly permitted by this Indenture (including, without limitation, in Sections 10.3, 10.4 and 10.5), no portion of the Collateral may be released without the consent of the Holders of at least 66-2/3% in aggregate principal amount of the then outstanding Notes.
Upon the written request of the Company accompanied by a resolution of the Board (evidenced by an Officers' Certificate of the Company) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
It shall not be necessary for the consent of the Holders of Notes under this
Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.
     SECTION 9.3.  COMPLIANCE WITH TRUST INDENTURE ACT.
Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.
     SECTION 9.4.  REVOCATION AND EFFECT OF CONSENTS.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     SECTION 9.5.  NOTATION ON OR EXCHANGE OF NOTES.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
     SECTION 9.6.  TRUSTEE TO SIGN AMENDMENTS, ETC.
The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board approves such amendment or supplemental indenture. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, in addition to the documents required by Sections 12.4 and 12.5 hereof, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate of the Company and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) no Event of Default shall occur as a result of the execution of such Officers' Certificate of the Company or the delivery of such Opinion of Counsel and (iii) the amended or supplemental indenture complies with the terms of this Indenture.
                                   ARTICLE X.
                               SECURITY DOCUMENTS
     SECTION 10.1.  COLLATERAL AND SECURITY DOCUMENTS.
     (a) In order to secure the due and punctual payment of principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of an interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, the Company and the Collateral Agent have simultaneously with the execution of this Indenture entered into the Security Documents (other than the Intercreditor Agreement), pursuant to which the Company has granted to the Collateral Agent for the benefit of the Trustee and the Holders a second priority Lien on and security interest in the Collateral (such Lien ranking junior in priority only to the existing Lien on the Collateral granted to the Master Trust and the PBGC, for the benefit of the pension plan of the Company, pursuant to the PBGC Documents, provided that upon the extinguishment of the Lien evidenced by the PBGC Documents, the security interest in the Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders shall become a first priority Lien. The Collateral Agent and the Company hereby agree that the Collateral Agent holds the Collateral as a secured party or mortgagee, as the case may be, in trust for the benefit of the Trustee, in its capacity as trustee, and for the ratable benefit of the Holders pursuant to the terms of the Security Documents. The Collateral Agent is authorized and directed to enter into the Intercreditor Agreement.
     (b) Each Holder, by accepting a Note, consents and agrees to all of the terms and provisions of the Security Documents, as the same may be in effect from time to time or may be amended from time to time in accordance with the provisions of the Security Documents and this Indenture, and authorizes and directs the Collateral Agent to act as mortgagee or secured party with respect thereto.
     (c) As set forth in and governed by the Security Documents, as among the Holders of Notes, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders of the Notes without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Notes.
     SECTION 10.2.  RECORDING; PRIORITY; OPINIONS, ETC.
     (a) The Company shall at its sole cost and expense perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under any of the Security Documents, from time to time, in order to grant, perfect and maintain in favor of the Collateral Agent for the benefit of the Trustee and the Holders a valid and perfected Lien on the Collateral with the priority set forth in Section 10.1(a), subject only to the Liens permitted by the Security Documents and to preserve fully and protect the rights of the Trustee and the Holders under this Indenture.
The Company shall from time to time promptly pay and satisfy all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Collateral Agent or the Trustee shall determine that additional mortgage recording, transfer or similar taxes are required to be paid to perfect or continue any Lien on any Collateral, the Company shall pay such taxes promptly upon demand by the Collateral Agent or the Trustee.
     (b) The Company shall, with respect to (i) below, promptly after the initial issuance of the Notes, and with respect to (ii) below, upon qualification of this Indenture under the TIA, furnish to the Trustee:
          (i)  Opinion(s) of Counsel either (a) to the effect that, in the opinion of such counsel, this Indenture and the grant of a security interest in the Collateral intended to be made by the
     Security Documents and all other instruments of further
     assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the Lien on the Collateral created by the Security
     Documents and reciting the details of such action, and stating that as to the Liens created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien;
          (ii) on January 1 in each year beginning with January 1,
     1998, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of each of the Security Documents and reciting with respect to such Liens the details of such action or referencing prior Opinions of
     Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under each of the Security Documents with respect to the Liens, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Liens.
     SECTION 10.3.  RELEASE OF COLLATERAL.
Except as otherwise permitted by Sections 10.4 and 10.5, the Collateral Agent shall not release Collateral from the Lien of the Security Documents unless such release is in accordance with the provisions of this Section 10.3 and of the Security Documents. To the extent applicable, the Company shall cause TIA
ss. 314(d) relating to the release of property or Liens to be complied with.
          (a)  Satisfaction and Discharge; Defeasance.  The Company shall be entitled to obtain a full release of all of the Collateral from the
     Lien of this Indenture and the Security Documents upon compliance with all of the conditions precedent for satisfaction and discharge of this Indenture set forth in Section 8.1 or for defeasance pursuant to
     Section 8.2. Upon delivery by the Company to the Trustee and to the Collateral Agent of an Officers' Certificate and an Opinion of
     Counsel, each to the effect that all of the conditions precedent have been complied with (which may be the same Officers' Certificate and
     Opinion of Counsel required by Article VIII), the Trustee shall take all necessary action, at the request and expense of the Company, to release and reconvey to the Company all of the Collateral, and shall deliver such Collateral in its possession to the Company including, without limitation, the execution and delivery of releases or waivers whenever necessary.
          (b)  Sales of Collateral Permitted by Section 4.16.  The Company
     shall be entitled to obtain a release of all or any part of the
     Collateral (other than Trust Moneys) (the "Released Interests")
     subject to an Asset Sale upon compliance with the condition precedent that the Company shall have delivered to the Trustee and to the
     Collateral Agent the following:
               (i)  Release Notice.  A notice (each, an "Asset Sale
          Release Notice"), which shall (A) refer to this Section
          10.3, (B) attach all the documents referred to below, (C)
          describe with particularity the Released Interest, (D)
          specify the value of such Released Interest on a date within
          60 days of the Asset Sale Release Notice (the "Valuation
          Date"), (E) certify that the purchase price received is
          equal to the Fair Market Value of the Released Interest as of the date of such release, (F) state that the Released
          Interest will not interfere with or impede the Trustee's
          ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the
          remaining Collateral, (G) confirm the sale of, or an
          agreement to sell, such Released Interest in a bona fide
          sale to a Person that is not an Affiliate of the Company or, in the event that such sale is to an Affiliate, confirm that such sale is being made in accordance with Section 4.10 and
          (H) be accompanied by a counterpart of the instruments
          proposed to give effect to the release fully executed and
          acknowledged (if applicable) by all parties thereto other
          than the Collateral Agent;
               (ii) Officers' Certificate and Opinion of Counsel.  An
          Officers' Certificate and an Opinion of Counsel, each
          stating that (A) such Asset Sale covers only the Released
          Interest and complies with the terms and conditions of an
          Asset Sale pursuant to Section 4.16, (B) all Net Proceeds
          from the sale of the Released Interest will be applied
          pursuant to Section 4.16, (C) there is no Default or Event of Default in effect or continuing on the date thereof, the
          Valuation Date or the date of such Asset Sale, (D) the
          release of the Released Asset will not result in a Default or Event of Default and (E) all conditions precedent to such release have been complied with;
               (iii)     Regarding Real Property.  If the Released
          Asset is only a portion of a discrete parcel of Real
          Property, evidence that a title company shall have committed to issue an endorsement to the title insurance policy
          relating to the affected Mortgaged Property confirming that after such release, the Lien of the applicable Mortgage
          continues unimpaired as a perfected Lien having the priority set forth in Section 10.1(a) upon the remaining Mortgaged
          Property subject only to Prior Liens;
               (iv) Proceeds of Asset Sale.  The Net Proceeds and
          other non-cash consideration received from the Asset Sale
          required to be delivered to the Trustee pursuant to Section
          4.16; and
               (v)  Other Documents.  Upon qualification of this
          Indenture under the TIA, all documentation required by TIA
          ss. 314(d).
Upon compliance with the conditions set forth in (b) above, and the delivery by the Company of such other documents that the Trustee or the Collateral Agent may reasonably require, the Collateral Agent shall execute, acknowledge (if applicable) and deliver to the Company such counterpart within 10 Business Days after receipt by the Trustee of an Asset Sale Release Notice and the satisfaction of the applicable requirements of this Section 10.3.
At any time when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders of the Notes.
     SECTION 10.4.  DISPOSITION OF COLLATERAL WITHOUT RELEASE.
     (a) So long as no Default or Event of Default shall have occurred and be continuing, the Company may, without any release or consent by the Collateral Agent or the Trustee, sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements or other similar property which at such time is subject to the Lien of the Security Documents, which may have become worn out or obsolete, not exceeding individually, in Fair Market Value, $250,000, subject in all cases to the requirements of and restrictions contained in the TIA.
     (b) In the event that that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 10.4 may be sold, exchanged or otherwise disposed of by the Company without any release or consent of the Collateral Agent or the Trustee, and the Company requests the Collateral Agent or the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Collateral Agent shall promptly execute (or, if so requested by the Company, shall promptly instruct the Trustee to execute) such an instrument upon delivery to the Trustee of (i) an Officers' Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating and demonstrating that such property is property which by the provisions of this Section 10.4 may be sold, exchanged or otherwise disposed of or dealt with by the Company without any release or consent of the Collateral Agent or the Trustee and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly made by the Company in conformity with Section 10.4(a) and that the execution of such written disclaimer, release or quitclaim is appropriate to confirm the propriety of such sale, exchange or other disposition under this Section 10.4. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent or the Trustee hereunder as sufficient for the purposes of this Indenture.
     SECTION 10.5.  EMINENT DOMAIN AND OTHER GOVERNMENT TAKINGS.
Subject to the provisions of the Security Documents, upon the occurrence of a Taking or should any of the Collateral be sold pursuant to the exercise by the United States of America or any State, municipality or other governmental authority of any right which any of them may then have to purchase, or to designate a purchaser of to order a sale of, all or any part of the Collateral, the Trustee shall release the property subject to such Taking or purchase, but only upon receipt by the Trustee of the following:
          (a)  an Officers' Certificate stating that a Taking has occurred with respect to such property and the amount of the Net Award therefor, or that such property has been sold pursuant to a right vested in the United States of America or a state, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of such property and the amount of the proceeds of such sale, and that all conditions precedent herein provided for relating to such release have been complied with;
          (b) any Net Award, to be held as Trust Moneys subject to the disposition thereof pursuant to Article XI and the applicable Security Documents; provided, however, that in lieu of all or any part of such
     Net Award, the Company shall have the right to deliver to the Trustee a certificate of the trustee, mortgagee or other holder of a Prior
     Lien on all or any part of the property to be released, stating that such Net Award, or a specified portion thereof, has been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such Prior Lien, in which case the balance of the award, if any, shall be delivered to the Trustee; and
          (c)  an Opinion of Counsel substantially to the effect:
               (i)  that a Taking has occurred with respect to such
          property or such property has been sold pursuant to the
          exercise of a right vested in the United States of America or a State, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of,
          such property;
               (ii) in the case of any Taking, that the Net Award for
          the property so taken has become final or that the Board of
          Directors of the Company has determined that an appeal from such award is not advisable in the interests of the Company or the Holders of the Notes;
               (iii)     in the case of any such sale, that the amount
          of the proceeds of the property so sold is not less than the amount to which the Company is legally entitled under the
          terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;
               (iv) in the event that, pursuant to Section 10.5(b),
          the Net Award for such property or the proceeds of such
          sale, or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other
          holder of a Prior Lien, that the property to be released, or a specified portion thereof, is or immediately before such
          Taking or purchase was subject to such Prior Lien, and that such deposit is required by such Prior Lien; and
               (v)  that the instrument or the instruments and the Net
          Award or proceeds of such sale which have been or are
          therewith delivered to and deposited with the Trustee
          conform to the requirements of this Indenture and any of the
          Security Documents and that, upon the basis of such
          application, the Collateral Agent and the Trustee are
          permitted by the terms hereof and of the Security Documents to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such
          release have been complied with.
In any proceedings for the Taking or purchase or sale of any part of the Collateral, by eminent domain or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee may be represented by counsel who may be counsel for the Company. Subject to the provisions of the Security Documents, all cash or Cash Equivalents received by the Trustee pursuant to this Section 10.5 shall be held by the Trustee as Trust Moneys under
Article XI subject to application as therein provided. Subject to the provisions of the Security Documents, all purchase money and other obligations received by the Trustee pursuant to this Section 10.5 shall be held by the Trustee as Collateral subject to application as provided in Section 10.13.
     SECTION 10.6.  TRUST INDENTURE ACT REQUIREMENTS.
The release of any Collateral, whether pursuant to any provision of this Article X or Article XI, from any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents, will not be deemed to impair the Lien of the Security Documents in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee and each of the Holders acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Liens created pursuant to the Security Documents in contravention of the terms of this Indenture. Without limitation, the Company and each other obligor on the Notes shall cause TIA ss. 314(d) relating to the release of property or securities from the Liens of each hereof and of the Security Documents to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an officer of the Company, except for cases in which TIA ss. 314(d) requires that such certificate or opinion be made by an independent person.
     SECTION 10.7.  SUITS TO PROTECT COLLATERAL.
Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Collateral or be prejudicial to the interests of the Holders or the Trustee).
     SECTION 10.8.  PURCHASER PROTECTED.
In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article X to be sold be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.
     SECTION 10.9.  POWERS EXERCISABLE BY RECEIVER OR TRUSTEE.
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this
Article X.
     SECTION 10.10.  DETERMINATIONS RELATING TO COLLATERAL.
In the event (i) the Trustee or the Collateral Agent shall receive any written request from the Company under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's obligations with respect thereto (including, without limitation, the determination as to whether any portion of the Collateral constitutes Released Collateral) or (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Document any performance or the delivery of any instrument or (iii) the Trustee or the Collateral Agent shall become aware of any nonperformance by the Company of any covenant or any breach of any representation or warranty of the Company set forth in any Security Document, then, in each such event, the Trustee or the Collateral Agent, as applicable, shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 6.5.
     SECTION 10.11.  FORM AND SUFFICIENCY OF RELEASE.
In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of Sections 10.3 and 10.5 may be sold, exchanged or otherwise disposed of by the Company, and the Company requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Collateral Agent shall promptly execute (or, if so requested by the Company, shall promptly instruct the Trustee to execute) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purposes of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and the Security Documents.
     SECTION 10.12.  POSSESSION AND USE OF COLLATERAL.
Subject to and in accordance with the provisions of this Indenture and the Security Documents, so long as no Default or Event of Default shall have occurred and be continuing, the Company shall have the right to remain in possession and retain exclusive control of the Collateral, to operate, manage, develop, use and enjoy the Collateral and to collect, receive, use, invest and dispose of the reversions, remainders, rates, interest, rents, issues, profits, revenues, proceeds and other income thereof (other than Trust Moneys).
     SECTION 10.13.  DISPOSITION OF OBLIGATIONS RECEIVED.
All purchase money or other obligations received by the Trustee under this
Article X shall be held by the Trustee, as a part of the Collateral. Upon payment in cash or Cash Equivalents by or on behalf of the Company or the obligor thereof to the Trustee of the entire unpaid principal amount of any such obligation, to the extent not constituting Net Proceeds from an Asset Sale which may possibly be required, through the passage of time or otherwise, to be used to purchase Notes pursuant to Section 4.16, the Trustee shall promptly release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee may reasonably require. Any cash or Cash Equivalents received by the Trustee in respect of the principal of any such obligations shall be held by the Trustee as Trust Moneys under Article XI subject to application as therein provided. Unless and until the Notes are accelerated pursuant to Section 6.2, all interest and other income on any such obligations, when received by the Trustee, shall be paid to the Company from time to time in accordance with Section 11.7. If the Notes have been accelerated pursuant to Section 6.2, any such interest or other income not theretofore paid, when collected by the Trustee, shall be applied by the Trustee, as the case may be, in accordance with Section 6.10.
     SECTION 10.14.  RELEASE UPON TERMINATION OF THE COMPANY'S OBLIGATIONS.
In the event that the Company delivers an Officers' Certificate certifying that the provisions of Sections 8.1 or 8.2 have been complied with, the Trustee shall
(i) execute and deliver such releases, termination statements and other instruments as the Company may reasonably request evidencing the termination of the Liens created by the Security Documents and (ii) not be deemed to hold the Liens for the benefit of the Holders.
                                  ARTICLE XI.
                          APPLICATION OF TRUST MONEYS
     SECTION 11.1.  "TRUST MONEYS" DEFINED.
All cash or Cash Equivalents received by the Trustee in accordance with the terms of this Indenture and the Security Documents:
          (a) upon the release of property from the Lien of the Security Documents, including, without limitation, all moneys received in respect of the principal of all purchase money, governmental or other obligations; or
          (b)  as Net Casualty Proceeds upon the destruction of all or any part of the Collateral (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by
     it); or
          (c)  as a Net Award or Net Awards upon the Taking of all or any part of the Collateral; or
          (d)  as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; or
          (e)  pursuant to the Mortgages; or
          (f)  for application under this Article XI as elsewhere provided in this Indenture or the Security Documents, or whose disposition is not elsewhere otherwise specifically provided for herein or in the
     Security Documents;
(all such moneys being herein sometimes called "Trust Moneys"; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to Section 3.5 or Article VIII or delivered to or received by the Trustee for application in accordance with Section 6.11) shall be held by the Trustee for the benefit of the Holders as a part of the Collateral and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to the Security Documents, said Trust Moneys shall be applied in accordance with Section 6.11; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be withdrawn, and shall be released, paid or applied by the Trustee, from time to time as provided in this
Article XI.
On the Issue Date there shall be established and, at all times hereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at its corporate trust offices. All Trust Moneys which are received by the Trustee shall be deposited in the Collateral Account and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Article XI.
     SECTION 11.2. WITHDRAWALS OF INSURANCE PROCEEDS AND CONDEMNATION AWARDS. Subject to the provisions of the Security Documents, to the extent that any Trust Moneys consist of either (i) any Net Casualty Proceeds or (ii) any Net Award or the proceeds for any of the Collateral subject to a Taking sold pursuant to the exercise by the United States of America or any state, municipality or other governmental authority of any right which it may then have to purchase, or to designate a purchaser or to order a sale of any part of the Collateral, such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee upon a request by a Company Order to reimburse the Company for expenditures made, or to pay costs incurred, by the Company to repair, rebuild or replace the property destroyed, damaged or taken, upon receipt by the Trustee of the following:
          (a)  an Officers' Certificate of the Company, dated not more than
     30 days prior to the date of the application for the withdrawal and payment of such Trust Moneys:
               (i)  that expenditures have been made, or costs
          incurred, by the Company in a specified amount for the
          purpose of making certain repairs, rebuildings and
          replacements of the Collateral, which shall be briefly
          described, and stating the fair value thereof to the Company at the date of the expenditure or incurrence thereof by the
          Company;
               (ii) that no part of such expenditures or costs has
          been or is being made the basis for the withdrawal of any
          Trust Moneys in any previous or then pending application
          pursuant to this Section 11.2;
               (iii)     that there is no outstanding Indebtedness,
          other than costs for which payment is being requested, for the purchase price or construction of such repairs,
          rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendors', mechanics',
          laborers', materialmen's, statutory or other similar Lien
          upon any of such repairs, rebuildings or replacements, which
          Lien might, in the opinion of the signers of such
          certificate, materially impair the security afforded by such repairs, rebuildings or replacements;
               (iv) that the property to be repaired, rebuilt or
          replaced is necessary or desirable in the conduct of the
          Company's business;
               (v) whether any part of such repairs, rebuildings or replacements within six months before the date of acquisition thereof by the Company has been used or operated by any person other than the Company in a business similar to that in which such property has been or is to be used or operated by the Company, and whether the fair value to the
          Company, at the date of such acquisition, of such part of
          such repairs, rebuildings or replacement is at least
          $25,000, and 1% of the aggregate principal amount of the
          outstanding Notes and, if all of such facts are present,
          such part of said repairs, rebuildings or replacements shall be separately described and it shall be stated that an
          Appraiser's or Independent Financial Adviser's certificate as to the fair value to the Company of such separately
          described repairs, rebuildings or replacements will be
          furnished under paragraph (b) of this Section 11.2;
               (vi) that no Default or Event of Default shall have
          occurred and be continuing; and
               (vii)     that all conditions  precedent herein
          provided for relating to such withdrawal and payment have
          been complied with;
          (b)  all documentation required under TIA ss. 314(d);
          (c)  (i) In case any part of such repairs, rebuildings or
     replacements constitutes Real Property:
                    (1) with respect to any such repairs, rebuildings or replacements that are not encompassed within or are not erected upon Mortgaged Property, an instrument or instruments in recordable form sufficient for the Lien of this Indenture and any mortgage to cover such repairs, rebuildings or replacements which, if such repairs, rebuildings or replacements include leasehold or easement interests, shall include normal and customary provisions with respect thereto and evidence of the filing of all such documents as may be necessary to perfect such Liens;
                    (2) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage constitutes a direct and valid and perfected mortgage Lien (of the priority contemplated in Section 10.1(a) hereof) on such repairs, rebuildings or replacements in an aggregate amount equal to the fair value of such repairs, rebuildings or replacements together with such endorsements and other opinions as are contemplated in Section 10.2(b), or with respect to any such repairs, rebuildings or replacements that are encompassed within or erected upon Mortgaged Property an endorsement to the title insurance policy issued pursuant to Section 10.2(b) regarding the affected Mortgaged Property confirming that such repairs, rebuildings or replacements are encumbered by the Lien of the applicable Mortgage;
                    (3) in the event that such repairs, rebuildings or replacements have a fair value in excess of $250,000, a Survey with respect thereto; and
                    (4) evidence of payment or a closing statement indicating payments to be made by the Company of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to validly and effectively subject such repairs, rebuildings or replacements to the Lien of any applicable Security Document and to perfect such Lien; and
               (i)Hidden text
               (ii) in case any part of such repairs, rebuildings or replacements constitutes personal property interests:
               (1) an instrument in recordable form sufficient for the Lien of the applicable Security Agreement to cover such repairs, rebuildings or replacements; and
               (2) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that may be incurred to subject validly and effectively such repairs, rebuildings or replacements to the Lien of any Collateral Document; and
          (a)Hidden text
          (b)Hidden text
          (c)Hidden text
          (d)  an Opinion of Counsel substantially stating:
               (i)  that the instruments that have been or are
          therewith delivered to the Trustee conform to the
          requirements of this Indenture and the Security Documents, and that, upon the basis of such request of the Company and the accompanying documents specified in this Section 11.02, all conditions precedent herein provided for relating to
          such withdrawal and payment have been complied with, and the
          Trust Moneys whose withdrawal is then requested may be
          lawfully paid over under this Section 11.02;
               (ii) that the Company has acquired title to said
          repairs, rebuildings and replacements at least equivalent to its title to the property destroyed, damaged or taken, and that the same and every part thereof are free and clear of all Liens prior to the Lien of any Security Documents,
          except Liens of the type permitted under the applicable
          Security Document to which the property so destroyed,
          damaged or taken shall have been subject at the time of such destruction, damage or taken;
               (iii)     that all of the Company's right, title and
          interest in and to said repairs, rebuildings or
          replacements, or combination thereof, are then subject to
          the Lien of the Security Documents.
Upon compliance with the foregoing provisions of this Section 11.2, the Trustee shall pay on the written request of the Company an amount of Trust Moneys of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of subsection (a) of this
Section 11.2, or the fair value to the Company of such repairs, rebuildings and replacements stated in such Officers' Certificate (or in such Appraiser's or Independent Financial Advisor's certificate, if required), whichever is less.
     SECTION 11.3.  WITHDRAWAL OF TRUST MONEYS ON BASIS OF RETIREMENT OF NOTES.
          (a)  Except with respect to Trust Moneys received pursuant to
     Section 10.3(b) and subject to release pursuant to Section 11.3(b) and
     Section 11.4, and as otherwise permitted or required by the Security Documents, the Trustee shall apply Trust Moneys from time to time to the payment of the principal of and interest on any Notes, on any
     Maturity Date or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to a Change of Control Offer under Section 4.14 or an Asset Sale Offer pursuant to Section 4.16, as the Company shall request in writing, upon receipt by the Trustee of the following:
               (i)  a Board Resolution of the Company directing the
          application pursuant to this Section 11.3 of a specified
          amount of Trust Moneys and, if any such moneys are to be
          applied to payment, designating the Notes so to be paid and, in case any such moneys are to be applied to the purchase of
          Notes, prescribing the method of purchase, the price or
          prices to be paid and the maximum principal amount of Notes to be purchased and any other provisions of this Indenture governing such purchase;
               (ii) cash in the maximum amount of the accrued
          interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee, in trust for such purpose;
               (iii)     an Officers' Certificate, dated not more than
          5 Business Days prior to the date of the relevant
          application, stating (A) that no Default or Event of Default exists unless such Default or Event of Default would be
          cured thereby, and (B) that all conditions precedent and
          covenants herein provided for relating to such application of Trust Moneys have been complied with; and
               (iv) an Opinion of Counsel stating that the documents
          and the cash or Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee
          conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such
          application of Trust Moneys have been complied with.
     Upon compliance with the foregoing provisions of this Section 11.3(a), the Trustee shall apply Trust Moneys as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Notes so paid or purchased, using the cash deposited pursuant to paragraph (ii) of this Section 11.3(a), to the extent necessary, to pay any accrued interest required in connection with such purchase.
     (b) To the extent that any Trust Moneys consist of Trust Moneys received by the Trustee pursuant to the provisions of Section 4.16 and the Company has made an Asset Sale Offer which is not fully subscribed to by the Holders, the Trust Moneys remaining after completion of the Asset Sale Offer may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:
          (i) A notice which shall (A) refer to this Section 11.3(b) and (B) describe with particularity the Asset Sale from which such Trust Moneys were held as Collateral, the amount of Trust Moneys applied to the purchase of Notes pursuant to the Asset Sale Offer and the remaining amount of Trust Moneys to be released to the Company;
          (ii) An Officer's Certificate certifying that (A) the release of the Trust Moneys complies with the terms and conditions of Section 4.16,
          (B) there is no Default or Event of Default in effect or continuing on the date thereof, (C) the release of the Trust Moneys will not result in a Default or Event of Default hereunder, and (D) all conditions precedent and covenants herein provided relating to such release have been complied with;
          (iii)  All documentation required under TIA s. 314(d); and
          (iv) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.
     SECTION 11.4.  WITHDRAWAL OF TRUST MONEYS FOR REINVESTMENT.
To the extent that any Trust Moneys consist of Net Proceeds received by the Trustee pursuant to the provisions of Section 4.16, and the Company intends to reinvest such Net Proceeds in a Related Business Investment (the "Released Trust Moneys"), such Trust Moneys may be withdrawn by the Company and shall be paid by the Trustee to the Company (or as otherwise directed by the Company) upon a Company Order to the Trustee and upon receipt by the Trustee of the following:
     (a) A notice which shall (i) refer to this Section 11.4, (ii) contain all documents referred to below, (iii) describe with particularity the Released Trust Moneys and the Asset Sale from which such Released Trust Moneys were held as Collateral, (iv) describe with particularity the Related Business Investment to be made with respect to the Released Trust Moneys and (v) be accompanied by a counterpart of the instruments proposed to give effect to the release fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;
     (b) An Officer's Certificate certifying that (i) the release of the Released Trust Moneys complies with the terms and conditions of Section 4.16, (ii) there is no Default or Event of Default in effect or continuing on the date thereof, (iii) the release of the Released Trust Moneys will not result in a Default or Event of Default hereunder and (iv) all conditions precedent and covenants herein provided for relating to such release and application of the Released Trust Moneys have been complied with;
     (c)  If the Related Business Investment to be made is an investment in Real
     Property:
          (i) an instrument or instruments in recordable form sufficient for the Lien of any Mortgage to cover such Real Property which, if the Real Property is a leasehold or easement interest, shall include normal and customary provisions with respect thereto and evidence of the filing of all such financing statements and other instruments as may be necessary to perfect such Liens;
          (ii) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of this Indenture and any Mortgage constitutes a direct and valid and perfected mortgage Lien of the priority contemplated in Section 10.1(a) on such Real Property in an aggregate amount equal to the fair value of the Real Property, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Liens, together with such endorsements and other opinions as are contemplated by Section 11.2(c);
          (iii) in the event such Real Property has a fair value in excess of $250,000, a Survey with respect thereto; and
          (iv) evidence of payment or a closing statement indicating payments to be made by the Company of all title premiums, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to subject validly and effectively the Real Property to the Lien of any applicable Security Document to perfect such Lien; and
          (d)  If the Related Business Investment is a personal property interest:
          (i) an instrument in recordable form, if necessary, sufficient for the Lien of any applicable Security Document to cover such personal property interest; and
          (ii) evidence of payment or a closing statement indicating payments to be made by the Company of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of one counsel for the Trustee (and any local counsel), that may be incurred to subject validly and effectively the Related Business Investment to the Lien of any Security Document.
          (e)  All documentation required under TIA ss. 314(d); and
     (f) An Opinion of Counsel stating that the documents that have been or are therewith delivered to the Collateral Agent and the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.
     Upon compliance with the foregoing provisions of this Section, the Trustee shall apply the Released Trust Moneys as directed and specified by the Company.
     SECTION 11.5.  POWERS EXERCISABLE NOTWITHSTANDING DEFAULT OR EVENT OF
DEFAULT.
In case a Default or an Event of Default shall have occurred and shall be continuing, the Company, while in possession of the Collateral (other than cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents), may do any of the things enumerated in Sections 11.2, 11.3 and 11.4 if the Holders of a majority in aggregate principal amount of the Notes outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under any of such Sections shall omit the statement to the effect that no Default or Event of Default has occurred and is continuing. This Section 11.5 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.1(a) or (b).
     SECTION 11.6.  POWERS EXERCISABLE BY TRUSTEE OR RECEIVER.
In case the Collateral (other than any cash, Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this Article XI conferred upon the Company with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article XI. If the Trustee shall be in possession of any of the Collateral hereunder or under any of the Security Documents, such powers may be exercised by the Trustee, in its discretion.
     SECTION 11.7.  INVESTMENT OF TRUST MONEYS.
All or any part of any Trust Moneys held by the Trustee shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company, which shall specify the Cash Equivalents in which such Trust Moneys shall be invested and the maturity date of such investment. Unless an Event of Default occurs and is continuing, any interest on such Cash Equivalents (in excess of any accrued interest paid at the time of purchase) that may be received by the Trustee shall be forthwith paid to the Company. Such Cash Equivalents shall be held by the Trustee as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.
The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 11.7.
                                  ARTICLE XII.
                                 MISCELLANEOUS
     SECTION 12.1.  TRUST INDENTURE ACT CONTROLS.
If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     SECTION 12.2.  NOTICES.
Any notice or communication by the Company or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:
If to the Company:
          Keystone Consolidated Industries, Inc.
          Three Lincoln Centre
          5430 LBJ Freeway
          Suite 1740
          Dallas, Texas  75240-2697
          Attention:  Chief Financial Officer
          Fax: (972) 458-8108
With a copy to:
          Rogers & Hardin
          2700 International Tower
          229 Peachtree Street, N.E.
          Atlanta, Georgia  30303
          Attention:  Alan C. Leet, Esq.
          Fax: (404) 525-2224

If to the Trustee:
          The Bank of New York
          101 Barclay Street
          Floor 21 West
          New York, New York 10286
          Attention:  Corporate Trust Administration
          Fax: (212) 815-5915

The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder, including any notice delivered in connection with TIA ss. 310(b), 3.13(c), 3.14(a) and 3.15(b), shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA s. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
     SECTION 12.3.  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
NOTES.
Holders may communicate pursuant to TIA s. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA s. 312(c).
     SECTION 12.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
          (a) an Officers' Certificate of the Company in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
     SECTION 12.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA s. 314(a)(4)) shall comply with the provisions of TIA s. 314(e) and shall include:
          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
     SECTION 12.6.  RULES BY TRUSTEE AND AGENTS.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
     SECTION 12.7. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.
No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     SECTION 12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW RULES. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.
     SECTION 12.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     SECTION 12.10.  SUCCESSORS.
All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.
     SECTION 12.11. SEVERABILITY.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 12.12.  COUNTERPART ORIGINALS.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     SECTION 12.13.  TABLE OF CONTENTS, HEADINGS, ETC.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
     SECTION 12.14.  QUALIFICATION OF INDENTURE.
The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders of the Notes) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates of the Company, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.
     SECTION 12.15.  ADDITIONAL RIGHTS OF HOLDERS OF REGISTRABLE NOTES.
In addition to the rights provided to Holders of Notes under this Indenture, Holders of Registrable Notes shall have all the rights set forth in the Registration Rights Agreement.
                         [Signatures on following page]

                                   SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, by one of their duly authorized officers, all as of the date first above written.
                         KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                         By:/s/ RALPH P. END

                               Name:  Ralph P. End
                            Title:  Vice President and General Counsel
                         THE BANK OF NEW YORK, AS TRUSTEE


                         By:/s/ THOMAS B. ZAKRZEWSKI

                            Name: Thomas B. Zakrzewski
                            Title:  Assistant Vice President